UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Porter Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2013

To our shareholders:

You are cordially invited to attend the 2013 annual meeting of shareholders of Porter Bancorp, Inc. The meeting will be held on Wednesday, May 22, 2013, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

The enclosed Notice and Proxy Statement contain information about the matters to be voted on at the annual meeting.

We hope you can attend the annual meeting. Whether or not you plan to attend, please complete, sign and return the enclosed proxy card in the envelope provided to ensure your shares are represented and voted at the annual meeting.

We appreciate your interest and investment in Porter Bancorp and look forward to seeing you at the annual meeting.

By order of the Board of Directors,

Maria L. Bouvette,
Chairman and CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF PORTER BANCORP, INC.

WEDNESDAY, MAY 22, 2013

To our shareholders:

Notice is hereby given that the annual meeting of shareholders of Porter Bancorp, Inc. will be held on Wednesday, May 22, 2013, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223, to consider and act upon the following matters:

1.	Election of eight nominees as directors;

2.	Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives as disclosed in the accompanying proxy statement;

3.	Proposal to amend the 2006 Stock Incentive Plan;

4.	Proposal to amend the 2006 Non-Employee Director Incentive Stock Plan;

5.	Such other business as may properly come before the meeting.

The close of business on March 29, 2013 is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

By order of the Board of Directors,

Maria L. Bouvette
Chairman and CEO

April 19, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held on May 22, 2013:

This proxy statement and our 2012 Annual Report to Shareholders,

including Form 10-K, are available at www.pbibank.com under “Investor Relations.”

2013 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2013:

The proxy statement and annual report on Form 10-K are available at www.pbibank.com under “Investor Relations.”

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are sending this Proxy Statement and the accompanying proxy card to our shareholders of record beginning on or about April 22, 2013. These materials are for use at the 2013 Annual Meeting of Porter Bancorp Shareholders, which will be held on May 22, 2013, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223. Our Board of Directors is soliciting proxies to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Who is entitled to vote?

Shareholders of record of Porter Bancorp common stock as of the close of business on March 29, 2013, are entitled to vote at the Annual Meeting. Only shares that are present in person or represented by a valid proxy can be voted at the meeting.

What constitutes a quorum and how many shares are outstanding?

A majority of the outstanding shares of common stock must be present, either in person or represented by proxy, in order to conduct business at the Annual Meeting. On March 29, 2013, there were 12,139,975 shares of Porter Bancorp stock outstanding.

Shareholders are entitled to cast one vote per share on each matter except the election of Directors. In the election of Directors, shareholders are entitled to cast one vote per share for each of the eight positions on our Board of Directors up for election at the Annual Meeting.

All shares represented by properly completed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted in accordance with instructions indicated on those proxies.

What am I voting on?

You are voting on four items:

1.	The election of eight directors;

2.	A proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives as disclosed under “Executive Compensation”;

3.	A proposal to amend our 2006 Stock Incentive Plan; and

4.	A proposal to amend the 2006 Non-Employee Director Incentive Stock Plan.

Our Board recommends that you vote your shares “FOR” each of the eight nominees for election as directors and “FOR” the other items listed above. We are not aware of any other business to be submitted for a vote of shareholders at the Annual Meeting.

How many votes are required for approval?

Directors are elected by a plurality of the votes cast, which means the eight nominees who receive the largest number of votes will be elected as directors. Cumulative voting is not permitted. Shares that are represented by proxies marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons. The remaining matters to be considered at the meeting will be approved if the number of votes cast in favor of the matter is greater than the number opposing it. Abstentions will be counted as present for purposes of determining whether a quorum exists, but will have no effect on the outcome of any matter.

How do I vote?

You may vote by proxy or in person at the meeting. To vote by proxy, simply mark your proxy card, date and sign it and return it in the envelope provided. The Board has designated two individuals to vote the shares represented by proxies solicited by the Board at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies:

•	“FOR” the election of all of the director nominees;

•	“FOR” the approval of our executive compensation; and

•	“FOR” the amendments to our 2006 Stock Incentive Stock Plan and 2006 Non-Employee Director Incentive Stock Plan.

The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

If you wish to vote in person at the meeting and you hold your shares through a broker, bank or other institution, you are considered a “street name” shareholder and you must obtain a “legal proxy” from your broker or bank in order to vote in person at the meeting. Please contact the institution holding your shares for information on how to obtain a legal proxy.

How can I revoke my proxy?

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us before the meeting or (b) attending the meeting in person and casting a ballot.

How may I obtain Porter Bancorp’s 10-K and other financial information?

A copy of our 2012 Annual Report on Form 10-K, is enclosed. Shareholders and prospective investors may request a free copy of our 2012 Annual Report on Form 10-K by writing to:

Phillip W. Barnhouse

Chief Financial Officer

Porter Bancorp, Inc.

2500 Eastpoint Parkway

Louisville, Kentucky 40223

502-499-4800

The Form 10-K is also available at www.pbibank.com. Click on “Investor Relations” and “SEC Filings.”

Who can help answer my questions?

If you have questions or would like to receive additional copies of this proxy statement or voting materials, please contact Phillip W. Barnhouse, Chief Financial Officer, as described above.

1. ELECTION OF DIRECTORS

Our Board of Directors is comprised of eight directors who serve for a one-year term and until their successors are elected and qualified. Our articles of incorporation and bylaws provide for a Board of Directors consisting of not less than two nor more than 15 members, with the actual number of directors to be set by the Board of Directors. The number of directors is currently fixed at eight. The Nominating and Corporate Governance Committee and the Board of Directors have nominated the following individuals for election as directors: Maria L. Bouvette, David L. Hawkins, W. Glenn Hogan, Sidney L. Monroe, William G. Porter, John T. Taylor, Stephen A. Williams, and W. Kirk Wycoff. Each of the nominees is a current member of the Board of Directors. None of the nominees currently serves as a director of any other public or registered investment company, nor have they held any such directorship, except as indicated below.

Neither the Nominating and Corporate Governance Committee nor the Board of Directors has reason to believe that any nominee for director is unwilling or unable to serve following election. However, if that were to occur, the holders of the proxies solicited hereby will vote for such substitute nominees as the Nominating and Corporate Governance Committee or the Board of Directors may recommend.

The following table provides biographical information for each nominee and our other executive officers:

Nominee	Age	Principal Occupation and Other Information	Director Since

Maria L. Bouvette	56	Ms. Bouvette is our Chairman and Chief Executive Officer. She also serves as a director of The Peoples Bank, Mt. Washington and The Peoples Bank, Taylorsville. Ms. Bouvette is a certified public accountant with more than 30 years of experience in the banking industry and an extensive background in management, public accounting and finance. Ms. Bouvette is a member of the Board of Trustees of Norton Healthcare, a not-for-profit integrated healthcare delivery organization. Before joining Porter Bancorp, Ms. Bouvette served as a manager of Deloitte Haskins & Sells (now Deloitte & Touche).	1988

David L. Hawkins	57	Mr. Hawkins is a retired certified public accountant, farmer and private investor. He has served as director of PBI Bank or one of its predecessors since 1994. Mr. Hawkins was the president and chief executive officer of Pioneer Bank, Canmer, Kentucky (which merged with us in 1994). Prior to his tenure at Pioneer Bank, Mr. Hawkins was a partner in Taylor, Polson, Woosley and Hawkins, a public accounting firm in Glasgow, Kentucky. His experience managing a community bank in one of our principal markets and accounting background offers us management, financial industry, and accounting expertise. Mr. Hawkins chairs our Audit Committee and is a member of our Nominating and Corporate Governance Committee.	2006

W. Glenn Hogan	51	Mr. Hogan is founder, President and Chief Executive Officer of Hogan Real Estate, a full service commercial real estate development company headquartered in Louisville, Kentucky. Mr. Hogan has more than twenty years of real estate development experience and has developed over five million square feet of retail space in the Midwest and Southeast. He is a Certified Commercial Investment Member and a past president of the Kentucky State CCIM Chapter. Mr. Hogan brings executive decision making and risk assessment skills from his commercial real estate background. He also is familiar with the banking industry from previous service on the Board of Directors of another Louisville community bank. He also served as a director of US Wireless Online, Inc. from August 2005 until May 2006. Mr. Hogan chairs our Compensation Committee and our Nominating and Corporate Governance Committee.	2006

Sidney L. Monroe	72	Mr. Monroe is a retired certified public accountant with extensive experience in the banking industry. From 1990 to 2001, Mr. Monroe was a partner in Kent, Gay and Monroe, an audit and consulting services firm that primarily advised small and medium-sized businesses. Before 1990, he held numerous positions during a 20 year career at Deloitte Haskins & Sells, serving as partner in charge of several offices, including the Louisville office. While at Deloitte, Mr. Monroe was designated as a specialist in the financial institutions industry. Mr. Monroe serves on our Audit Committee.	2006

William G. Porter	75	Mr. Porter is a retired certified public accountant who had a 43-year career as a senior executive in the manufacturing industry. Mr. Porter is currently an Executive Vice President of The Peoples Bank, Taylorsville, Kentucky, in which he and his brother, J. Chester Porter, each own a 50% interest. Mr. Porter is a substantial shareholder of Porter Bancorp in his own right, and has served as a director of PBI Bank since September 2006. In addition to his experience in community banking, Mr. Porter also served for more than 20 years as the president of several hardware manufacturing companies, adding the perspective of a chief executive officer in a non-financial industry to the Board.	2012

John T. Taylor	53	Mr. Taylor joined us as President of Porter Bancorp and as President and Chief Executive Officer of PBI Bank in July 2012. Prior to joining us, Mr. Taylor served as President and CEO of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky since 2007. Prior to joining American Founders, he served in senior management positions with increasing responsibility for PNC Bank, N.A., including as President of its Ohio/Northern Kentucky region for six years. Mr. Taylor has over 28 years of banking experience in Kentucky and Ohio. Mr. Taylor has been actively involved in a number of civic and professional organizations. Mr. Taylor has a solid history of building organizations with a clear vision and strategy to build long-term enterprise value. He also has strong roots in Kentucky with significant experience in our key markets. He is a graduate of the University of Kentucky where he earned a Master’s and a Bachelor’s Degree in Business Administration.	2012

Stephen A. Williams	62	Mr. Williams is President and Chief Executive Officer of Norton Healthcare, a not-for-profit integrated healthcare delivery organization, which is the largest healthcare provider and third largest employer in Louisville, Kentucky. Norton Healthcare owns and operates five hospitals and 14 outpatient centers, with over 12,000 employees and over 2,000 physicians on medical staff, including over 600 employed physicians and mid-level providers at over 125 locations. Mr. Williams brings over 40 years of experience, business acumen, and decision making skills in running complex business organizations, including overseeing financial and administrative services. Mr. Williams is our lead independent director and serves as a member of our Audit and Compensation Committees.	2006

W. Kirk Wycoff	54	Mr. Wycoff has been a managing member of Patriot Financial Partners, L.P., a private equity fund headquartered in Philadelphia that focuses on investing in community banks and thrifts throughout the U.S. since 2007. He has been designated by Patriot Financial Partners to serve on our Board of Directors, as provided by our June 2010 stock purchase agreement. My Wycoff is the Chairman of Continental Bank of Plymouth Meeting, Pennsylvania, a $500 million community bank. He served as President and CEO of Continental Bank from 2005 to 2007, and as Chairman and CEO of Progress Financial Corp from 1991 to 2004. During his tenure with Progress, the bank grew from $280 million in assets and seven offices, to more than $1.2 billion in assets and 21 offices. Earlier, Mr. Wycoff had served as Chairman and CEO of Crusader Savings Bank, a Philadelphia community bank, which he transformed into a profitable mortgage lender. He also held senior level positions with Girard Bank and the Philadelphia Savings Fund Society. Mr. Wycoff serves as a director of three other bank holding companies: Heritage Commerce Corp, Guaranty Bancorp, and Square 1 Financial, Inc. Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, public company expertise and risk assessment skills. He also provides the perspective of a significant, non-employee investor. Mr. Wycoff serves on our Compensation Committee and our Nominating and Corporate Governance Committee.	2010

Other Executive Officers	Age	Principal Occupation and Other Information

Phillip W. Barnhouse	42	Mr. Barnhouse became our Chief Financial Officer in 2012 and has served as Chief Financial Officer of PBI Bank since 2006. He served as Chief Financial Officer of Ascencia Bank from 1998 until it was merged into PBI Bank at the end of 2005. From 1992 to 1998, Mr. Barnhouse worked with Arthur Andersen LLP, where he managed the audits of public and private companies. He is a member of the American Institute of Certified Public Accountants and the Kentucky Society of CPAs. Mr. Barnhouse earned a Bachelor’s degree in Accounting at Western Kentucky University and a diploma from The Graduate School of Banking at Louisiana State University.

John R. Davis	50	Mr. Davis became Chief Credit Officer of PBI Bank following its receipt of approval of the appointment from Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation in September 2012. Mr. Davis has the responsibility for establishing and executing the credit quality policies and overseeing credit administration. He previously served as Executive Vice President and Chief Credit Officer of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky. Before joining American Founders in 2005, he served for 17 years in various commercial lending and credit administration positions of increasing authority with National City Bank. Mr. Davis earned his Bachelor’s degree in Business from the University of Louisville, an MBA from Bellarmine University and is a graduate of the Stonier Graduate School of Banking.

The Board recommends that you vote “FOR” the election of the eight nominees.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors has adopted corporate governance principles that address the role and composition of our Board of Directors and the functions of our Board and the Board’s Committees. We regularly review and may revise our corporate governance principles from time to time in response to changing regulatory requirements, evolving best practices and concerns expressed by our shareholders and other constituents. Our corporate governance principles are available on our website at www.pbibank.com under “Investor Relations” and “Corporate Governance.”

Controlled Company Status and Director Independence

We are a “controlled company” within the meaning of the NASDAQ corporate governance rules by virtue of the voting control of J. Chester Porter and Maria L. Bouvette, who together own more than 50% of our sole class of voting stock. A “controlled company” may elect not to comply with the following NASDAQ corporate governance rules:

•	A majority of its Board of Directors must consist of “independent directors,” as defined by the NASDAQ rules;

•

Decisions regarding the compensation paid to executive officers must be made either by a Compensation Committee composed entirely of independent directors or by a majority of the independent directors; and

•

Nominations for election to the Board of Directors must be made either by a Nominating and Corporate Governance Committee composed entirely of independent directors with a written charter addressing the Committee’s purpose and responsibilities or by a majority of the independent directors.

Despite our “controlled company” status, we have elected to comply with each of these NASDAQ corporate governance rules.

The “controlled company” exception does not modify requirements under the Securities Exchange Act of 1934, SEC rules and the NASDAQ corporate governance rules that we have an Audit Committee comprised of at least three directors, all of whom must be independent as defined by the Exchange Act and the SEC and NASDAQ rules. We anticipate that at least one member of our Audit Committee will always qualify as an Audit Committee financial expert.

Our principles provide for a majority of the members of the Board be independent from management. For this purpose, the Board has adopted Director Independence Standards that meet the listing standards of the NASDAQ corporate governance rules. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee undertakes an annual review of director independence during the first quarter of each year. During this review, the Board considers any and all commercial and charitable relationships of directors, including transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries.

Following the review in 2013, the Board affirmatively determined that David L. Hawkins, W. Glenn Hogan, Sidney L. Monroe, Stephen A Williams and W. Kirk Wycoff are each independent of the Company and its management in that none have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, in accordance with the NASDAQ corporate governance rules.

William G. Porter was elected as a director in 2012 and has been serving as a director of PBI Bank since 2006. Mr. Porter is also an owner, director and executive officer of The Peoples Bank, Taylorsville, Kentucky. The transactions between PBI Bank and The Peoples Bank, Taylorsville, Kentucky, in which J. Chester Porter and William G. Porter each own a 50% interest, are described in greater detail below under “Certain Relationships and Related Transactions—Management Service Agreements and Loan Participations with Banks Under Common Control.”

Director Nominations and Qualifications

In making its nominations for persons to be elected to the Board of Directors and included in our proxy statement, the Nominating and Corporate Governance Committee evaluates incumbent directors, Board nominees and persons nominated by shareholders, if any. The Committee reviews each candidate in light of the selection criteria set forth in our Corporate Governance Principles. Candidates are selected based on their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. While we do not have a separate diversity policy, the Committee does consider the diversity of experience of its nominees in knowledge, skills, expertise and other demographics that may contribute to the Board. When considering potential Board members, the Committee will look at all of the foregoing criteria and the current and anticipated needs of the Company. The various qualifications and criteria are normally considered at a Committee meeting during the month of January of each calendar year so that the respective names can be placed on the ballot for the annual meeting which is customarily held in May. All of the nominees for election as directors for the 2013 annual meeting were nominated by the Committee. The Committee did not receive any stockholder nominations for directors.

Board Leadership Structure

In 2012, as a result of J. Chester Porter’s decision to step down as Chairman of the Board and as an executive officer, Maria L. Bouvette, became Chairman of the Company and PBI Bank. As a co-founder of Porter Bancorp and the holder of approximately 24% of our outstanding common stock, we believe her substantial ownership interest gives her a personal financial interest in the Company’s performance that is well aligned with the interests of our shareholders. Ms. Bouvette serves as the Chief Executive Officer of Porter Bancorp.

In 2012, the Board’s five independent directors identified and hired John T. Taylor to serve in the primary leadership role for the Company. Mr. Taylor joined us as President of Porter Bancorp and as President and Chief Executive Officer of PBI Bank in July 2012. Mr. Taylor is responsible for the executive leadership and management of the Company and the Bank. Mr. Taylor also serves as a Director of Porter Bancorp and PBI Bank.

Six of our eight directors are non-employee directors. We believe it is important to continue to have a member of the Porter family serve on our Board. William Porter has been a director of the Company since 2012 and of PBI Bank since 2006, and has had a 43-year career as an executive of a number of manufacturing companies in addition to his banking experience. William Porter is a significant shareholder, but does not have voting power with respect to the shares held by his brother, the holder of approximately 26% of our outstanding common stock.

We believe that having a substantial majority of independent directors creates an effective counterbalance to having a single person serve as Chairman and Chief Executive Officer. Consistent with NASDAQ’s listing requirements, the independent directors meet regularly in executive session without management or any non-independent directors in attendance. Stephen A. Williams serves as the “lead” independent director. The lead independent director assists the Board in communicating issues to management and serves as chairman of the independent director executive sessions. The Board as a whole actively considers strategic decisions proposed by management, including matters affecting the business strategy and competitive and financial positions of the Company, and also monitors the Company’s risk profile. Board meetings are focused on strategic matters affecting major areas of the Company’s business, including operational, execution and risk management initiatives. In 2012, the independent directors met four times in executive session.

Board Structure and Committee Composition

Our Board of Directors has established standing Committees in connection with the discharge of its responsibilities. These Committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Committee charters are available on our website at www.pbibank.com under “Investor Relations” and “Corporate Governance.”

Audit Committee

Our Audit Committee is comprised of Mr. Hawkins, Mr. Monroe and Mr. Williams. Our Board of Directors has determined that Messrs. Hawkins, Monroe and Williams currently meet the independence requirements of the NASDAQ corporate governance rules and relevant federal securities laws and regulations. The Audit Committee is responsible for and assists our Board in monitoring the integrity of the financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and our independent registered public accounting firm and our compliance with legal and regulatory requirements. Mr. Hawkins and Mr. Monroe each qualifies as an Audit Committee financial expert.

Compensation Committee

Our Compensation Committee is comprised of Mr. Hogan, Mr. Williams, Mr. Monroe and Mr. Wycoff. The Compensation Committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in this proxy statement.

The Compensation Committee is responsible for establishing a compensation policy that fairly rewards our executive officers for performance benefiting the shareholders and effectively attracts and retains executive talent necessary to successfully lead and manage the Company. In practice, our President, John T. Taylor, is expected to present a total compensation policy for the management team, which the Compensation Committee will evaluate and retains the right to modify or reject. The Compensation Committee is directly responsible for evaluating the performance of both our President, John T. Taylor, and our Chief Executive Officer, Maria L. Bouvette, and determining the details of their total pay. The Committee also evaluates the President’s recommendations for the salaries and incentive compensation of other executives, which it will modify and authorize as it deems appropriate.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Mr. Hogan, Mr. Hawkins, Mr. Monroe and Mr. Wycoff. The Nominating and Corporate Governance Committee assists our Board of Directors in promoting our best interests and the best interests of our shareholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommend to our Board of Directors the director nominees for the next annual meeting of shareholders. It also reviews the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any recommended changes in the composition of our Board.

Meeting Attendance

During 2012, our Board of Directors met 9 times. No director attended fewer than 75 percent of the total number of meetings of the Board of Directors and the committees on which he or she served. All directors and director nominees are expected to attend each annual meeting of shareholders, unless an emergency prevents them from doing so. All directors attended last year’s annual meeting.

Board’s Role in Risk Oversight

As a bank holding company, we face a number of risks, including general economic risk, credit risk, regulatory risk, liquidity risk, interest rate risk, audit risk, reputational risk and others. Management is responsible for the day-to-day management of risks to the Company, and the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board of Directors is charged with ultimate oversight responsibility for risk management, various standing committees of the Board also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our risk related to financial reporting and accounting matters as well as any other particular areas of concern of the Board. The chair of our Audit Committee is also a director of our subsidiary, PBI Bank, as are each of our directors, with the exception of Mr. Wycoff. The Board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage performance subject to a level of risk-taking consistent with our overall strategy.

After PBI Bank entered into a consent order with the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions on June 24, 2011, the Board of Directors established a Risk Policy and Oversight Committee to lead the Board’s oversight of senior management’s assessment and management of the risks of Porter Bancorp and PBI Bank, including credit risk, market risk, interest rate risk, investment risk, liquidity risk and reputational risk. Mr. Hawkins, Mr. Hogan, Mr. Monroe and Mr. Wycoff were appointed to the Oversight Committee. The Oversight Committee was authorized to review and consult with the PBI Bank Board with respect to actions to be taken in response to the consent order. It was also authorized to investigate and evaluate the concerns raised in a 13D filing by Clinton Group LLC and its affiliates on July 11, 2011. The Oversight Committee reported on its actions with respect to both of these matters in our Quarterly Report on Form 10-Q filed on November 10, 2011. No meeting was held in 2012, and the Oversight Committee is expected to meet on an as-needed basis in the future.

Code of Business Conduct and Ethics

Our Board has adopted the Code of Business Conduct and Ethics that sets forth important Company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our directors and employees. In addition, the Board has adopted the Code of Ethics for CEO and Senior Financial Officers, which supplements the Code of Business Conduct and Ethics by providing more specific requirements and guidance on certain topics. The Code of Ethics for CEO and Senior Financial Officers applies to the Company’s Chairman, Chief Executive Officer, President and Chief Financial Officer. The Code of Ethics for CEO and Senior Financial Officers is available on our website at www.pbibank.com under “Investor Relations” and “Corporate Governance.” We will post any amendments to, or waivers from, our Code of Ethics for CEO and Senior Financial Officers on our website.

Employees must report any conduct they believe in good faith to be an actual or apparent violation of our Code of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

Stock Ownership Guidelines

Our Corporate Governance Guidelines require all non-employee directors to hold at least 1,000 of our shares while serving as a director of the Company. Shares that may be acquired through the exercise of stock options are included in calculating the number of shares of ownership to determine whether this minimum ownership requirement has been met. All directors are expected to be in compliance with the stock ownership guidelines within five years of becoming a director.

Board Compensation

Compensation of Directors

Each director receives a fee of $15,000 per year, which is paid in quarterly increments, $500 for each committee meeting attended, and $500 for attendance at each PBI Bank Board meeting. Mr. Taylor does not receive director fees.

In addition to the Board and Committee fees, non-employee directors are automatically granted restricted shares having a market value of $25,000, and non-employee directors serving only PBI Bank are automatically granted restricted shares having a market value of $5,000 on the first day of the month after our annual meeting of shareholders, which will ordinarily be June 1.

Restricted shares are shares of our common stock that may not be transferred, and are subject to forfeiture, during a specified period. Directors that are granted restricted shares have all of the same rights as a shareholder, including the right to vote the restricted shares and the right to receive dividends. One-sixth of the restricted shares of common stock vests on each six month anniversary of the date of grant as long as the director is continuing to serve on the Board of Directors. If a director ceases to serve on the Board of Directors for any reason, the director will automatically forfeit the unvested portion of the restricted shares. In the event of a change in control, the restriction on the sale of any unvested restricted shares will end. Under the Director Plan, a change in control means (i) the disposal of our business or the business of PBI Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of PBI Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the Board of Directors, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The following table provides information on the compensation paid to non-employee directors 2012.

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	Option Awards	All Other Compensation	Total
David L. Hawkins	$32,000	(3)	$25,000	—	—	$57,000
W. Glenn Hogan	23,000	(4)	25,000	—	—	48,000
Sidney L. Monroe	23,000	(5)	25,000	—	—	48,000
William G. Porter	25,250	(6)	25,000	—	—	50,250
Stephen A. Williams	22,500	(7)	25,000	—	—	47,000
W. Kirk Wycoff	16,500	(8)	25,000	—	—	41,500

(1)	Each director received four quarterly retainers of $3,750 and $500 for each committee or bank Board meeting attended.
(2)

On June 1, 2012, each non-employee director received a restricted stock award of 15,156 shares with a grant date fair value of $1.65 per share. The restricted shares vest in one-sixth increments every six-month anniversary of the grant date over three years. The amounts in Stock Awards column reflects the grant date fair value for the restricted stock awards for the fiscal year ended December 31, 2012. The assumptions used in the calculation of these amounts for awards granted in 2012 are included in Note 20 “Stock Plans and Stock-based Compensation” in the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(3)

Mr. Hawkins received $2,500 for attendance at Audit Committee meetings and $500 for Nominating and Corporate Governance Committee meetings during 2012. He also received $6,000 in PBI Bank director fees, $3,000 for attendance at meetings of the Trust Committee, and $5,000 for attendance at meetings of the Director’s Loan Committee.

(4)

Mr. Hogan received $1,000 for attendance at Compensation Committee meetings, $500 for Nominating and Corporate Governance Committee meetings, and $2,500 for attendance at meetings of the Director’s Loan Committee during 2012. He also received $4,000 in PBI Bank director fees.

(5)

Mr. Monroe received $2,500 for attendance at Audit Committee meetings, $1,000 for Compensation Committee meetings, $500 for Nominating and Corporate Governance Committee meetings, and $4,000 in PBI Bank director fees during 2012.

(6)

Mr. Porter joined the Board in May 2012 and received director fees totaling $11,250, $5,000 for attendance at meetings of the Director’s Loan Committee, $3,000 for Trust Committee meetings, and $6,000 for PBI Bank director meetings.

(7)	Mr. Williams received $2,500 for attendance at Audit Committee meetings and $1,000 for Compensation Committee meetings during 2012. He also received $4,000 in PBI Bank director fees.
(8)

Mr. Wycoff’s fees are paid and his restricted stock award is issued to Patriot Financial Manager LP. Mr. Wycoff received $500 for attendance at Nominating and Corporate Governance Committee meetings and $1,000 for Compensation Committee meetings.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS,

AND PRINCIPAL SHAREHOLDERS

As of March 29, 2013, Porter Bancorp had 12,139,975 shares of common stock issued and outstanding. The information provided below is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Under SEC rules, a person is deemed to beneficially own any shares as to which the entity or individual has the right to acquire within 60 days of March 29, 2013 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares set forth in the following table.

Security Ownership of Directors and Management

The following table shows, as of March 29, 2013, the number and percentage of shares of common stock held by (1) Porter Bancorp’s directors and nominees, (2) each of the named executive officers set forth in the Summary Compensation Table and (3) current directors and named executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class

Directors
Maria L. Bouvette	2,878,353	23.7%
John T. Taylor	115,762	1.0
David L. Hawkins(2)	20,085		*
W. Glenn Hogan	29,741		*
Sidney L. Monroe	23,010		*
William G. Porter(3)	424,160	3.5
Stephen A. Williams	19,625		*
W. Kirk Wycoff(4)(5)	1,189,281	9.9

Other Named Executive Officers
John R. Davis	67,386		*
Phillip W. Barnhouse	7,590		*

Named Executive Officers and Directors as a Group (10 persons)	4,774,993	39.3%

*	Represents beneficial ownership of less than 1%.
(1)	The business address for these individuals is c/o Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.
(2)	Includes 1,159 shares held jointly.
(3)	Includes 408,575 shares that are held by Mr. Porter in an Irrevocable Trust.
(4)

Includes 1,000,752 shares of common stock held by Patriot Financial Partners, L.P. and 172,877 shares of common stock held by Patriot Financial Partners Parallel, L.P. Patriot Financial Partners, GP, L.P. (“Patriot GP”) is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”) and Patriot Financial Partners, GP, LLC (“Patriot LLC”) is a general partner of Patriot GP. In addition, Mr. Wycoff is one of the general partners of the Funds and Patriot GP and a member of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Mr. Wycoff. Also includes 15,652 shares issued to Patriot Financial Manager LP as compensation for Mr. Wycoff’s service as a non-employee director of Porter Bancorp.

(5)

Does not include 1,086,156 shares of common stock underlying 317,042 shares of Series C Preferred Stock and warrants to purchase 717,393 shares of non-voting common stock held by the Patriot Funds. Both the non-voting preferred stock and the non-voting common stock convert into common stock automatically only if, and to the extent that, the holder beneficially owns, together with affiliates, less than 9.9% of the outstanding shares of common stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the common stock by any shareholder known to us, based on public filings made with the SEC, to own 5% or more of the outstanding shares of our common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class

J. Chester Porter c/o Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	3,198,405	26.3%

Maria L. Bouvette c/o Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	2,878,353	23.7

Patriot Financial Group(1) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	1,189,281	9.9

Clinton Group, Inc. (2) West 57th Street, 26th Floor New York, NY 10019	1,130,791	9.4

Mendon Capital Advisors Corp. (3) 150 Allens Creek Road Rochester, NY 14618	889,779	7.3

Stieven Capital Advisors, L.P. (4) 12412 Powerscourt Drive, Suite 250 St. Louis, MO 63131	623,533	5.1

(1)

The information is included in reliance on a Schedule 13D filed with the SEC on June 10, 2010, jointly on behalf of Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Patriot Financial Partners GP, L.P., Patriot Financial Partners GP, LLC, W. Kirk Wycoff, Ira M. Lubert and James J. Lynch (collectively, the “Patriot Financial Group”) and updated information provided to the Company. The shares listed in the table include 1,000,752 shares of common stock held by Patriot Financial Partners, L.P., 172,877 shares of common stock held by Patriot Financial Partners Parallel, L.P., and 15,652 shares issued to Patriot Financial Manager LP as compensation for Mr. Wycoff’s service as a non-employee director of Porter Bancorp. In addition to the listed shares, the Patriot Financial Group reported beneficial ownership of 317,042 shares of non-voting preferred stock and warrants to purchase 717,393 shares of non-voting common stock held by the Patriot Funds. Each share of both the non-voting preferred stock and the non-voting common stock converts into 1.05 shares of voting common stock automatically only if, and to the extent that, the holder beneficially owns, together with affiliates, less than 9.9% of the outstanding shares of common stock.

(2)

The information is included in reliance on a Schedule 13D and amendments filed with the SEC jointly on behalf of Clinton Group, Inc., SBAV LP, SBAV GP LLC, Clinton Magnolia Master Fund, Ltd. and George Hall. The listed shares include warrants to purchase 228,261 shares of non-voting common stock.

(3)

The information is included in reliance on a Schedule 13G/A filed with the SEC jointly on behalf of Mendon Capital Advisors Corp. and Anton V. Schutz. The listed shares include warrants to purchase 228,261 shares of non-voting common stock.

(4)

The information is included in reliance on a Schedule 13G/A filed with the SEC jointly on behalf of Stieven Financial Investors, L.P., Stieven Financial Offshore Investors, Ltd., Stieven Capital GP, LLC, Stieven Capital Advisors, L.P., Stieven Capital Advisors GP, LLC, Joseph A. Stieven, Stephen L. Covington and Daniel M. Ellefson. The listed shares include warrants to purchase 228,261 shares of non-voting common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

Our Audit Committee has the responsibility to review and approve or ratify all transactions, other than loans and extensions of credit, between the Company and related parties, including without limitation, fees and commissions for services, purchases or sales of assets, rental arrangements and any other financial arrangement.

As a bank, we are not subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. However, loans must be made:

•	in the ordinary course of our consumer credit business;

•	of a type we generally make available to the public; and

•	on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

We have long-standing policies and procedures governing our extension of credit to related parties in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. All loans to directors and executive officers or their affiliates are approved by the Board of Directors of PBI Bank. As of December 31, 2012, the aggregate amount of all loans outstanding to our executive officers and directors, the executive officers and directors of PBI Bank and the firms and corporations in which they have at least a ten percent beneficial interest was approximately $1.2 million.

Our officers, directors and principal shareholders and their affiliates and certain of the officers and directors of PBI Bank and their affiliates have conducted banking transactions with PBI Bank from time to time, including investments in certificates of deposit. All such investments have been made, and will continue to be made, only in the ordinary course of business of PBI Bank on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Management Service Agreements and Loan Participations with Banks Under Common Control

Our Chairman Emeritus, J. Chester Porter and his brother, our Director, William G. Porter, each own a 50% interest in Lake Valley Bancorp, Inc., the parent holding company of The Peoples Bank, Taylorsville, Kentucky, located approximately 25 miles southeast of Louisville in Spencer County. J. Chester Porter, William G. Porter and our Chief Executive Officer, Maria L. Bouvette, serve as directors of this bank.

Our Chairman Emeritus, J. Chester Porter owns an interest of approximately 36.0% and his brother, our Director, William G. Porter, owns an interest of 3.0% in Crossroads Bancorp, Inc., the parent holding company of The Peoples Bank, Mount Washington, Kentucky, located approximately 20 miles south of Louisville in Bullitt County. PBI Bank also has banking offices in Bullitt County. J. Chester Porter and our Chief Executive Officer, Maria L. Bouvette, serve as directors of this bank.

Through 2012, we had entered into management services agreements with each of these banks. Each agreement provided that our executives and employees would provide management and accounting services to the subject bank, including overall responsibility for establishing and implementing policy and strategic planning. In 2012, we received a $4,000 monthly fee from The Peoples Bank, Taylorsville and a $2,000 monthly fee from The Peoples Bank, Mount Washington for these services, which together totaled $72,000 in 2012. Beginning in 2013, these management services agreements were not renewed as the strategic decision was made to focus the efforts of our executives and employees entirely on PBI and our challenges and opportunities.

From time to time, these banks may also participate with PBI Bank in making loans to certain borrowers when our executive officers believe it is mutually beneficial to do so. As of December 31, 2012, we had $2.7 million of participations in real estate loans purchased from, and $6.5 million of participations in real estate loans sold to, these affiliate banks. We believe the terms of our arrangements with these two banks in which J. Chester Porter and William G. Porter have substantial ownership interests are fair and reasonable to us and to the other banks. We have had the terms of the management services agreements with these banks reviewed by an independent accounting firm from time to time. The terms of these arrangements are also subject to review by the independent directors on our Audit Committee.

Other Transactions in Which Related Parties Have an Interest

Our Chairman Emeritus, J. Chester Porter is the owner of Porter & Associates, a law firm that we retained during our last fiscal year and will retain in the future. We paid $111,000 to Porter & Associates for legal services provided during 2012. In addition, Porter & Associates received fees from borrowers for its representation of PBI Bank in connection with loan closings.

Maria L. Bouvette, our Chairman and CEO, and J. Chester Porter, own Porter Commercial Properties LLC, an entity to which we paid rent totaling $60,000 in 2012 for corporate office space in Shepherdsville, KY. Throughout January 2013, corporate staff were relocated from Shepherdsville, KY to our corporate headquarters in Louisville, KY. Beginning in February 2013, we ceased renting space from Porter Commercial Properties LLC and began providing an executive office rental allowance of $3,300 per month for Ms. Bouvette and Mr. Porter.

Keith Griffee, the son-in-law of J. Chester Porter, is PBI Bank’s President of the Bullitt County Market. Albert J. Bouvette, brother of our chairman and chief executive officer, Maria L. Bouvette, was an employee of PBI Bank’s information technology department in 2012 and until March 2013. Jack C. Porter, son of J. Chester Porter, provides real estate-related services to PBI Bank from time to time. Mr. Griffee, Mr. Bouvette, nor Mr. Porter received compensation of more than $120,000 for their services during 2012.

In 1994, J. Chester Porter and Maria L. Bouvette issued a promissory note to David L. Hawkins, a director and Chairman of our Audit Committee, in the principal amount of $500,000 as part of the consideration paid to Mr. Hawkins in connection with the acquisition of Pioneer Bank by a predecessor of our Company. The promissory note bears interest at the prime rate plus 1% per annum (currently 4.25%) and payments of interest only are due quarterly. The loan is secured by a mortgage on real estate. The original term of the note has been extended to January 1, 2015.

In 2013, PBI Bank entered into a Real Estate Listing and Property Management Agreement with Hogan Development Company, an entity in which our director, W. Glenn Hogan, has an ownership interest. Under these agreements, Hogan Development Company will assist PBI Bank in onboarding, managing, and selling the Bank’s other real estate owned. The majority of the fees to be paid under these agreements is expected to be attributable to sales commissions earned upon the sale of bank-owned real estate. These agreements were reviewed and evaluated by the independent members of our Audit Committee. Payments to Hogan Development Company under these agreements are expected to exceed $120,000 in 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10 percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent beneficial owners, referred to as “reporting persons,” are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, we believe that during 2012 all reporting persons complied with the filing requirements of Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors is responsible for developing specific policies regarding compensation of our executive officers, as well as evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs implementing and administering all aspects of our benefit and compensation plans and programs. Our Compensation Committee is comprised of Mr. Hogan, Mr. Williams, Mr. Monroe and Mr. Wycoff.

Our Board of Directors has determined that all of the committee members currently meet the independence requirements of the NASDAQ corporate governance rules and relevant federal securities laws and regulations. As previously discussed, we are a “controlled company” within the meaning of the NASDAQ corporate governance rules. A controlled company may elect not to comply with certain NASDAQ corporate governance rules, including the requirement that decisions regarding the compensation paid to executive officers must be made either by a Compensation Committee composed entirely of independent directors or by a majority of the independent directors.

Nonetheless, since 2009, all the members of our Compensation Committee have been independent. As a practical matter, our controlled company status also gives Mr. Porter and Ms. Bouvette the ability to assert significant influence over executive compensation decisions. We did not engage any compensation consultants to assist the Compensation Committee in determining the compensation paid to our executives in 2012.

Executive Compensation Philosophy and Objectives

Our philosophy for executive compensation is to attract, retain and reward excellent executives and align their interests with the interests of our shareholders. To promote this philosophy, we have established the following objectives:

•

provide fair and competitive compensation to executives, based on their performance and contributions to our Company, that will attract, motivate and retain individuals that will enable our Company to successfully compete with other financial institutions in our markets;

•

provide incentives that reward executives for attaining predetermined objectives that promote and reward individual performance, Company financial performance, achievement of strategic goals and Company stock performance;

•	instill in our executives a long-term commitment and a sense of ownership through the use of equity-based compensation; and

•	ensure that the interests of our executives are aligned with our shareholders’ interests.

TARP Compensation Standards

On November 21, 2008, Porter Bancorp became a participant in the U.S. Treasury’s Capital Purchase Program (“CPP”). As a result, we are required to comply with a number of executive compensation standards during the period of time in which the U.S. Treasury holds an equity position in Porter Bancorp. On February 17, 2009, the America Reinvestment and Recovery Act of 2009 (“ARRA”) required the U.S. Treasury to enact additional compensation standards. The Compensation Committee has taken a number of actions in order to comply with the provisions of CPP and ARRA:

•

Meets with senior risk officers two times annually to review senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans. The risk assessment is described in more detail beginning under Incentive Compensation Plan Risk Assessment;

•	Reviews and revises bonus and other incentive plans to ensure that the plans are in compliance with ARRA;

•

Required all senior executive officers and next twenty most highly compensated employees to enter into clawback agreements, which require them to return any bonus payment or award made during the CPP period based upon materially inaccurate financial statements or performance metrics. Each of our current executive officers has agreed that their separation entitlements and bonuses, retention awards and other incentive compensation will comply with these standards;

•	Restructured our Compensation Committee to include only independent directors; and

•	Adopted a policy regarding luxury or excessive expenditures.

As required by CPP (and now by the SEC), we provide an annual “say on pay” advisory vote regarding executive compensation. In last year’s “say on pay” vote, we received majority approval of our executive compensation programs, with more than 98% of the votes being cast in favor of our pay programs. Because we continue to participate in CPP, we continue to be required to include a non-binding shareholder vote to approve compensation as disclosed in this proxy statement, which we have included as Proposal 2. We will not be subject to the so-called “say on pay” frequency vote required by the Dodd-Frank Wall Street Reform and Consumer Protection Act until after our repayment of TARP preferred stock.

Overview

In 2012, we made several significant changes to the senior management of Porter Bancorp and PBI Bank. The Board of Directors formed a search committee comprised of our five independent directors, including all of the members of the Executive Compensation Committee, to identify and recruit new senior executives of PBI Bank. Through this process, we hired John Taylor as President of Porter Bancorp and President and Chief Executive Officer of PBI Bank in July 2012, and John Davis as Chief Credit Officer of PBI Bank in August 2012. As a result of these hires, we also entered into employment agreements with senior executive officers for the first time to set forth the negotiated terms of their compensation arrangements, including provision for severance compensation in certain circumstances. The employment agreements are described after the Summary Compensation Table under “Executive Compensation” below.

To induce talented and capable individuals to leave their positions with another financial institution to join our organization, we need to offer a competitive compensation package including incentive compensation. However, our ability to offer incentive compensation is limited by the U.S. Treasury’s rules governing the compensation paid to the named executive officers of financial institutions that have participated in Treasury’s Capital Purchase Program. Those rules prohibit us from entering into cash incentive arrangements based on achievement of performance goals with our named executive officers. In addition, although it was important to offer an equity component that would allow the executives to share in the potential upside if and when our financial results improve and the trading price of our stock recovers, the only form of incentive compensation we could offer under Treasury’s rules was restricted stock with long-term restrictions on liquidity. The employment agreements provide for grants of restricted stock over two years. The total grant date fair value of the awards was to total $250,000 for Mr. Taylor and $125,000 for Mr. Davis. The agreement provided for a grant of restricted stock upon commencement of employment equal to one-third of projected total compensation for 2012 (salary plus the grant date value of the stock), the maximum amount permitted under the Treasury’s rules. The balance of the stock was to be awarded on January 2, 2013, subject to a 115,762 share limit on the number of shares that could be awarded to a single employee under our 2006 stock incentive plan for employees. When the trading price of our common shares declined during the fourth quarter of 2012, the stock plan’s per employee share limitation prevented us from awarding in January 2013 the number of restricted shares having the entire grant date fair value contemplated by the employment agreements.

In addition, our status as a “troubled institution” required that the compensation we proposed to pay any executive officer must comply with federal banking regulations and be approved in advance by bank regulatory agencies. In accordance with those regulations, the employment agreements limit severance payments upon termination of employment to one year’s salary and include a “claw-back” provision that entitles the Bank to recover any severance paid if it is subsequently determined that violations of law or certain other enumerated adverse events occurred.

In 2012, our compensation policies for our named executive officers other than Mr. Taylor and Mr. Davis did not materially change. Upon management’s recommendation, the Compensation Committee agreed to hold salaries for 2012 at the same level as 2011, except for an increase for Phillip Barnhouse in recognition of the additional responsibilities he assumed upon becoming Chief Financial Officer of Porter Bancorp at the beginning of the year. In addition, we continued our practice of awarding restricted stock based upon the Company’s achievement of performance metrics that we believe drive shareholder value and are used by our investors to evaluate us.

Executive Compensation Components

Our compensation program is comprised of three components:

•	Base salary that is competitive with levels paid by comparable financial institutions;

•	Annual incentive cash payments based on the attainment of targeted performance goals; and

•	Equity-based compensation, consisting of stock options and restricted stock, based on the attainment of targeted performance goals.

The executive compensation plan provides a compensation package that is driven by our overall financial performance and is competitive with the public and non-public financial institutions in our market to enable us to attract and retain executives who we believe are critical to our future success. The plan establishes a range of percentages of total compensation for each of the three components set forth above. For each of our executives, base salary constitutes between 50% and 70% of total compensation, cash incentives constitute between 10% and 20%, and equity based compensation constitutes between 20% and 30%. The Committee will establish the target percentage of compensation for each of the three components at the beginning of each year.

Base Salary. When establishing base salaries for our executives, we consider the scope of executive responsibilities and publicly available information concerning the compensation paid to executives with similar levels of responsibility by other comparable public and non-public financial institutions in our market. Although we do not attempt to set the salaries of our executives to fall within a certain percentage range compared to the salaries paid by other comparable institutions, we consider compensation data from comparable institutions to satisfy ourselves that the compensation we pay is competitive and sufficient to recruit and retain the talented employees our business requires to be successful.

For 2012, management and the Compensation Committee determined that it was in the Company’s best interest to continue its salary freeze for Ms. Bouvette and Mr. David Pierce given the sustained weakness in business and economic conditions generally in our markets. Upon management’s recommendation, the Compensation Committee agreed to hold their salaries at the same level for 2012. Mr. Pierce’s salary was adjusted upon his assumption of a non-executive position with the Company later in 2012. The salary for Mr. Barnhouse was increased in recognition of the additional responsibilities he assumed upon becoming Chief Financial Officer of Porter Bancorp at the beginning of the year.

For 2013, the Committee used the same process for evaluating base salaries for all of our named executives as has been used in previous years. The Committee reviewed 2011 publicly available national peer group data as compiled by SNL Financial in its 2012 Executive Compensation Review, the most recent data available, to ensure that our base salaries, and our incentive compensation that is determined as a percentage of base salary, were competitive with comparable financial institutions. The publicly available data showed base salary and total compensation, which included base salary, annual bonus, other annual compensation, restricted stock awards, performance units and other compensation paid due to long-term incentive plans. The peer groups were: (i) the 58 financial institutions in the Midwest with assets of $1 billion to $5 billion, (ii) the 87 financial institutions nationwide with assets of $1 billion to $5 billion and a ROAE of less than 5.00%. As of December 31, 2012, we had total assets of approximately $1.2 billion and our return on average equity for 2012 was approximately (43.5%).

The following table shows the median base salary for 2011 paid to chief executive officers, chief financial officers, chief operating officers and chief credit officers of the two peer groups described above:

Position	Median Base Salary of Midwest Financial Institutions with Assets of $1 billion to $5 billion	Median Base Salary of Financial Institutions with Assets of $1 billion to $5 billion and ROAE of less than 5.00%
CEO	$354,800	$350,000
CFO	225,000	211,023
COO	229,612	238,616
CCO	212,347	192,992

The following table shows the median total compensation for 2011 paid to chief executive officers, chief financial officers, chief operating officers and chief credit officers of the two peer groups described above:

Position	Median Total Compensation of Midwest Financial Institutions with Assets of $1 billion to $5 billion	Median Total Compensation of Financial Institutions with Assets of $1 billion to $5 billion and ROAE of less than 5.00%
CEO	$542,016	$536,916
CFO	293,579	314,992
COO	346,322	369,230
CCO	334,953	258,504

Cash Incentives. In 2012, none of our named executives earned any cash or stock incentive compensation for 2012. Our cash incentive plan is based on a weighted scoring of Company performance metrics across a range of pre-determined targets. Five of the metrics are ratios customarily used to evaluate the performance of banks. The maximum bonus attributable to this plan was 20% of base salary. The following table shows the pre-established 2012 target ranges:

Goal	Weighting	1	2	3	4**	5

Return on Assets	20%	(6.39)%	0.25%	0.34%	Peer Median	110% Peer Median

Net interest margin	20%	3.40%	3.55%	3.65%	Peer Median	110% Peer Median
Capital - Tier 1 leverage ratio	10%	6.62%	8.00%	9.00%	Peer Median	110% Peer Median
Nonperforming assets/total assets	15%	9.26%	6.00%	4.00%	Peer Median	110% Peer Median
Nonperforming loans/total loans	15%	8.22%	4.00%	3.00%	Peer Median	110% Peer Median
Regulatory compliance	20%	n/a	*	C	B	A

	100%

Award as % of Salary		0%	5.00%	10.00%	15.00%	20.00%

*	- Improvement to net rating components from previous examination
**	- Only if Peer Median ratio is greater than Column 3 ratio

Additionally, each named executive was eligible for a maximum bonus equal to 10% of base pay based upon that executives predetermined individual performance objectives for 2012. The Committee determined, given the Company’s 2012 results, no bonuses would be paid for this element of the plan.

As long as the U.S. Treasury holds an equity position in Porter Bancorp, Treasury’s compensation regulations, will not permit us to pay bonuses, retention awards or incentive compensation to our five most highly compensated employees. However, we can grant employees long-term restricted common stock in an amount that does not exceed 1/3 the employee’s total annual compensation. As a result of these restrictions, the Compensation Committee determined cash bonuses earned under this element of the plan by the five most highly compensated employees would be paid in additional shares of restricted stock if the pre-established performance measures described above were satisfied. The fair market value of the shares granted to each of these employees would equal the amount of the incentive cash compensation they would have earned for attaining the criteria described above. The shares granted to these employees would be subject to the restrictions on vesting and transfer set forth in the Treasury regulations. For 2012, the Compensation Committee determined the peer group, which includes:

•	Bank of Kentucky Financial Corporation

•	Community Bank Shares of Indiana, Inc.

•	Community Trust Bancorp, Inc.

•	Farmers Capital Bank Corporation

•	First Financial Service Corporation

•	MainSource Financial Group, Inc.

•	Republic Bancorp, Inc.

•	S.Y. Bancorp, Inc.

Equity-Based Compensation. In February 2006, we established the Porter Bancorp, Inc. 2006 Stock Incentive Plan in anticipation of becoming a public company. The 2006 Plan authorizes the issuance of up to 463,050 shares in the form of stock options and restricted stock awards.

The Compensation Committee has the authority to award options and restricted stock awards under the 2006 Plan and to determine the amounts and awards. Although the 2006 Plan authorizes both stock options and restricted stock grants, the Committee has used restricted stock because it believes that restricted stock better serves our purposes of promoting employee retention and linking executives’ interests more closely with those of our shareholders and our long-term performance. Restricted stock carries the rights to vote and to receive dividends, thus encouraging stock ownership by executives. The shares of restricted stock granted to our executives may not be transferred, and, subject to a few exceptions, will be forfeited if the recipient’s employment with us ends, for a period of up to five years after the grant date. Because of the risk of forfeiture if the recipient’s employment ends before the restrictions have terminated, restricted stock grants also serve as a valuable retention tool. Grants of restricted stock also have a more favorable financial impact than stock options.

In October 2007, the Compensation Committee established an arrangement for determining the amount of restricted stock grant awards to be made each year. The Committee sets the maximum dollar value of equity incentive compensation as a percentage of base salary. For 2012, the maximum dollar value of equity incentive compensation as a percentage of base salary was 45% for Ms. Bouvette and Mr. Barnhouse and 30% for all other senior executives, which we refer to as the “equity goal.”

For 2012, this maximum dollar value assumes we achieve our maximum performance level, which was currently set at 125% of the peer average in each of the four equity incentive components, which are return on average assets, return on average equity, net interest margin and efficiency ratio. We used these performance criteria metrics because we believe that these are the metrics that (i) drive shareholder value and (ii) are used by our investors to evaluate us. As with our cash incentive plan, we use corporate performance measures instead of individual performance measures because our philosophy emphasizes teamwork. The restricted shares that are granted are shares of our common stock that may not be transferred, and are subject to forfeiture, over a specified period. Historically, restricted stock awards have vested at the rate of 20% on each one-year anniversary of the grant date. The named executive officers that are granted restricted shares have all of the same rights as a shareholder, including the right to vote the restricted shares and the right to receive dividends. The following table provides the reward factors for the two levels of achievement for each of the components for 2012:

Objective	Peer Median	125% of Peer Median
Return on average assets	15%	25%
Return on average equity	15%	25%
Net interest margin	15%	25%
Efficiency ratio	15%	25%

Total	60%	100%

The peer group for the calculation of equity incentive awards is comprised of the same publicly traded bank holding companies used for the cash incentive plan. The following table shows the 2012 Porter Bancorp and peer computations using data published by SNL and the corresponding reward factor awarded:

Objective	Peer Median	125% of Peer Median	Porter Bancorp	Reward Factor
Return on average assets	1.02	1.27	(2.45)	0%
Return on average equity	10.11	12.63	(43.52)	0%
Net interest margin	3.97	4.96	3.31	0%
Efficiency ratio	62.37	49.89	91.68	0%
Total				0%

Based on the Company’s performance in 2012, none of our named executive officers were awarded shares of restricted stock under this element of the compensation plan.

2013 Incentive Compensation. For the year 2013, the Compensation Committee has approved a new formula for calculation of cash incentives and restricted stock awards that is detailed below. For 2013, the

Compensation Committee set the equity goal as 30% for senior executives. Equity incentive awards are generally granted in March or April each year when we have received all of the data necessary to make the calculations.

Metric			Goal Level
#	Metric Description	Weighting	1	2	3	4	5

1	Pre-tax net income*	25%	$—	$2.0	$3.0	$4.0	$5.0

2	Non-interest income	20%	$5.0	$5.7	$6.2	$6.7	$7.2

3	Non-interest expense	15%	$37.0	$36.8	$35.5	$34.5	$33.5

4	Core deposit growth**	15%	$200.0	$210.0	$220.0	$225.0	$230.0

5	Non-performing Assets***	25%	$225.0	$200.0	$175.0	$150.0	$125.0

	Max Cash Award as % of Salary		0.0%	5.0%	10.0%	15.0%	20.0%

	Max Equity Award as % of Salary		0.0%	7.5%	15.0%	22.5%	30.0%

Notes:

Plan is based on 5 key performance metrics - no points earned for first column of achievement. Payouts are at the discretion of the compensation committee. Up to 20% of base pay may be earned in cash bonus and up to 30% of base pay may be earned in share-based compensation.

*	Excludes gain on sale of securities, other than temporary impairment charges, and other non-recurring items as determined at the Compensation Committee’s discretion.
**	Core deposits defined as non-interest bearing dda, interest checking, and savings. Excludes MMKT/CD/IRA/Public and official checks.
***	Includes loans past due 90+ accruing, non-accrual loans, troubled debt restructuring loans, other real estate owned, and Repo.

Other Benefits

401(k) Plan. All of our full and part-time employees, including our named executive officers, are eligible to participate in our 401(k) Plan after 90 days of employment. Employees may contribute a portion of their compensation up to the limitations imposed by federal tax laws. We contribute a safe-harbor matching contribution equal to 50% of the participants’ first 4% of deferred compensation contribution. At our discretion, we may make an additional contribution each plan year. No discretionary contributions were made in 2012.

Supplemental Executive Retirement Plan. In 2004, PBI Bank established a Supplemental Executive Retirement Plan to provide additional benefits for certain key officers. Currently, Phillip W. Barnhouse is the only executive officer that participates in the SERP. David B. Pierce also participates in the SERP. It is not currently anticipated that any other executives will be added to this plan.

Pursuant to the SERP, we are obligated to pay each participant, or his or her beneficiaries, at the participant’s retirement or death, monthly retirement income for 10 years equal to 30% of the participants projected salary. Participants begin to vest in this benefit after five years of service and fully vest after ten years of service. In addition, we must pay benefits if the participant’s employment terminates before retirement age (other than by death or for cause) or if the participant is terminated within three years following a change-in-control. The payment of benefits upon a change-in-control is described under the heading “Potential Payments Upon Termination or Change-In-Control” below. The estimated cost of the plan is being accrued over the period of active employment of the participants. We adopted this plan in 2004. As of December 31, 2012, $1,338,000 had been accrued as a liability for the plan. The amount charged to operations totaled $151,000 in 2012. In order to provide earnings to offset plan expenses, PBI Bank purchased life insurance on the plan participants. As of December 31, 2012, the cash surrender value of the bank owned life insurance was approximately $8,398,000. Income earned from the cash surrender value of the life insurance totaled $292,000 in 2012.

Incentive Compensation Plan Risk Assessment

The Compensation Committee met with the Company’s senior risk officers two times in 2012 to review the Company’s incentive compensation plans. The Company’s senior risk officers discussed with the Committee the long and short term risks to the value of the Company, and how compensation elements might incentivize senior executive officers or other employees. As part of this assessment, the Committee identified all of the Company’s incentive plans. The Committee then reviewed its previously established risk objectives, which are:

•

Awards should be structured to be paid over a time horizon that takes into account the risk horizon so that the payment reflects whether the employee’s performance over the service period has contributed to the long-term value of the Company;

•	The incentive must reflect competitive compensation sufficient to retain and recruit talented employees to contribute to the Company’s future success;

•	Compensation should be allocated among various short and long term incentives and among equity and cash incentives based on the specific role of the employee;

•	A significant portion of senior level position compensation should be long-term compensation that aligns the interest of the employee with the interests of shareholders and taxpayers;

•

The performance period for performance pay should be tailored to encompass individual performance or performance of the relevant business unit, taking into account business objectives, and taking into account multiple factors such as revenue production, expertise, compliance, and leadership;

•	Performance measures may relate to employee compliance with corporate policies;

•	The performance measures should not be so great that the arrangement fails to provide an adequate incentive for the employee to perform, and the metrics should be measurable and enforceable; and

•	That a significant portion of compensation should be performance-based for higher levels of responsibility.

The Committee then identified the possible risk factors that should be considered in reviewing the various incentive compensation plans. These risks included:

•	Financial Risk: Risk that employee compensation plans or features could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

•	Regulatory Risk: Risk of financial or reputational loss caused by a failure to comply with legal rules, regulations or guidelines, including those set by regulatory bodies;

•

Credit Risk: Risk that a plan or feature could encourage a lender to promote a loan transaction that is not in the Company’s best interest and the borrower subsequently becoming insolvent or otherwise unable to meet its financial obligations;

•	Operational Risk: Risks that losses could arise from human error, including judgmental error, or a failure in internal controls or systems related to the Company’s incentive plans;

•

Reputational Risk: Risk of exposure to criticism from shareholders, the general public and customers, difficulty with proxy voting on proposals regarding executive compensation and/or share availability, and Board embarrassment;

•	Litigation Risk: Risk of losses and other expenses that arise from alleged breaches or violations of compensation plans; and

•	Enterprise Risk: Risk that could endanger the Company’s existence as an ongoing enterprise;

The Committee then reviewed each of the plans. The Committee identified the risks involved with each of the plans and determined that the risks involved in each of the plans was acceptable, subject to compliance with internal controls and normal monitoring. As a result, the Committee determined that none of the Company’s plans created risks that were reasonably likely to have a material adverse effect on the Company. In early 2011, management, upon consultation with the Committee, determined to eliminate all fee-sharing arrangements that had previously been in place with the Company’s lenders. The Committee and management believe that this action further reduces the risk exposure of the Company going forward.

COMPENSATION COMMITTEE REPORT

Porter Bancorp’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

In addition, as required by the provisions of the U.S. Treasury’s Capital Purchase Program, the Committee certifies: (1) it has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Porter Bancorp; (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Porter Bancorp; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Porter Bancorp to enhance the compensation of any employee.

The Compensation Committee

W. Glenn Hogan, Chairman

Stephen A. Williams

W. Kirk Wycoff

Sidney L. Monroe

EXECUTIVE COMPENSATION

The following table discloses the compensation received by Porter Bancorp’s Chief Executive Officer, Chief Financial Officer, and the other most highly paid executive officers (these individuals are referred to as the “named executive officers”) during the year ended December 31, 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Award(1)	Non-Equity Incentive Plan Compensation(2)	Change in Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
John T. Taylor	2012	$166,346	$83,171	$—	$—	$1,250	$250,767
President,
Porter
Bancorp;
President and
CEO PBI
Bank

Maria L. Bouvette	2012	350,000	25,000	—	—	49,224	424,224
Chairman &	2011	350,000	—	—	—	49,124	399,124
CEO of Porter	2010	350,000	118,125	—	—	23,880	492,005
Bancorp and
Chairman of
PBI Bank(6)

John R. Davis	2012	92,260	48,130	—	—	392	140,782
Chief Credit
Officer(9)

Phillip W. Barnhouse	2012	169,125	—	—	18,222	4,345	191,692
Chief	2011	128,650	—	—	17,163	3,205	149,018
Financial
Officer(8)

J. Chester Porter	2012	193,750	—	—	—	19,801	213,551
Chairman	2011	350,000	—	—	—	49,124	399,124
Emeritus(5)	2010	350,000	118,125	—	—	44,433	512,558

David B. Pierce	2012	224,250	—	—	62,201	21,626	308,077
Former Chief	2011	245,000	—	—	58,587	35,813	339,400
Risk Officer(7)	2010	245,000	82,680	—	55,687	33,663	417,038

(1)	The grant date fair value for each restricted stock award listed in this column is $1.55 for Mr. Taylor in 2012, $2.15 for Mr. Davis in 2012, $1.65 for Ms. Bouvette in 2012, and $11.04 for 2010 grants. 2012 grants to Mr. Taylor and Mr. Davis were based upon the terms of their employment contracts. In 2010, each of the named executive officers was granted shares of restricted stock based on the Company’s 2010 performance as more fully described in the Compensation Discussion and Analysis. There were no grants in 2011. The restricted shares vest in one-fifth increments every one year anniversary of the grant date over five years subject to CPP rules and limitations.
(2)	The amounts reflect the cash awards paid to the named executives under the Cash Incentive Plan, which is discussed in further detail under the heading “Cash Incentives,” under “Executive Compensation Components.”
(3)	The amounts reflect the increase in the present value of Supplemental Executive Retirement Benefit accrual from the previous year for the named executive officer’s benefit. Please see Pension Benefits table for explanation of benefit and disclosure of present value of accumulated benefit as of December 31, 2012.

(4)	All other compensation for the named executive officers is set forth below.

Name	Vehicle Allowance	401(k) Matching Contribution	Life Insurance Premiums Paid for Benefit of Employee	Director Fees	Total Other Compensation

John T. Taylor	$—	$1,250	$—	$—	$1,250

Maria L. Bouvette	23,224	5,000	—	21,000	49,224

Phillip W. Barnhouse	—	3,683	662	—	4,345

John R. Davis	—	392	—	—	392

J. Chester Porter	9,676	3,875	—	6,250	19,801

David B. Pierce	5,355	4,485	9,286	2,500	21,626

(5)	Mr. Porter served as Chairman and General Counsel through May 2012 when he did not stand for re-election and stepped down as an executive officer to assume the role of Chairman Emeritus. His annual salary is $100,000.
(6)	Ms. Bouvette served as CEO of Porter Bancorp and PBI Bank through June of 2012. In May 2012, she was elected Chairman of Porter Bancorp in connection with Mr. Porter’s retirement. John T. Taylor assumed the CEO position at PBI Bank in July 2012.
(7)	Mr. Pierce served as Chief Financial Officer of Porter Bancorp through the end of 2011 and as Chief Risk Officer until August 2012 when he accepted a non-executive position.
(8)	Mr. Barnhouse became Chief Financial Officer of Porter Bancorp in 2012.
(9)	Mr. Davis joined the Company as Chief Credit Officer in August 2012.

Employment Agreements

Before 2012, we had no employment agreements with our executive officers. When the search committee of our board of directors recruited John Taylor and John Davis to join our organization in 2012, it negotiated an employment agreement with each of them setting forth their compensation and other terms of employment. The following is a summary of the material terms of the engagement agreements.

Term. Each of the employment agreements has an initial three-year term, Mr. Taylor’s agreement expiring on August 1, 2015, and Mr. Davis’ agreement expiring on September 23, 2015.

Prior to the second annual anniversary of the effective date (which would be August 2, 2014 and September 24, 2014, respectively) and prior to each annual anniversary thereafter, the board of directors of each of the Company and the Bank may approve a one-year extension of the term of the agreement following a review of the executive’s performance, subject to the receipt of any required bank regulatory consents. The board of directors must give the executive written notice of any decision not to extend the term not less than 30 days before the next applicable anniversary of the effective date, in which case the agreement will terminate at the conclusion of its remaining term.

Base salary. Mr. Taylor’s initial base salary is $375,000 per year and Mr. Davis’ initial base salary is $235,000 per year. The board of directors may increase the executive’s base salary from time to time, but may only decrease it with his express written consent. No increase in the base salary is expected to occur during the first two years of the agreement.

Restricted stock awards. On the effective date of employment, the Company granted a restricted stock award to each executive with a grant date value (i.e., number of shares times market value per share) equal to one-third of the executive’s projected total compensation for 2012, defined as the sum of his base salary plus the grant date value of the 2012 restricted stock award. Mr. Taylor was awarded 53,659 shares having a grant date value of $83,171. Mr. Davis was awarded 22,386 shares having a grant date value of $48,130.

In addition, the employment agreements provide for a restricted stock award on January 2, 2013, subject to any required regulatory consents. Mr. Taylor’s agreement provided for an award having a grant date value equal to the lesser of (a) $250,000 minus the grant date value of the 2012 restricted stock award or (b) $187,500. Mr. Davis’ agreement provided for an award having a grant date value equal to the lesser of (a) $125,000 minus the grant date value of the 2012 restricted stock award or (b) $93,750. However, the total number of shares that each executive could receive in the 2012 and 2013 restricted stock awards could not exceed the maximum of 115,762 shares in of the Company’s 2006 Stock Incentive Plan. The vesting of the restricted stock awards will comply with the requirements set forth in U.S. Treasury regulations and will accelerate in the event of the executive’s death or disability.

Consistent with those regulations, vesting of the restricted stock awards will also accelerate vesting in the event of a change in control (as defined in the rules under Section 409A of the Internal Revenue Code), provided that vesting will not accelerate if at the time of the change in control any of the following conditions is applicable:

•	the Company remains subject to its written agreement with the Federal Reserve Bank of St. Louis dated September 21, 2011;

•	the Bank remains subject to the consent order issued by the Federal Deposit Insurance Corporation on June 24, 2011; or

•

either the Company or the Bank is deemed to be in “troubled condition” unless prior to or in connection with the change in control the Company and the Bank have received all regulatory approvals required for the acceleration of vesting.

Termination of employment. The employment agreements provide that if the executive’s employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination:

•	termination by the Bank for “Cause”;

•	as a result of disability, retirement or death; or

•	by the executive other than for “Good Reason.”

If the executive’s employment is terminated for one of the following reasons:

•	by the Bank other than for Cause, disability, retirement or death;

•	by the executive for Good Reason; or

•	by the Bank for other than Cause, disability, retirement or death within six months following the expiration of the term of the agreement;

and if the executive has been employed for at least one year as of the date of termination, then the executive will be entitled to a cash severance amount equal to one times his then current annual base salary, not to exceed the maximum amount that would not constitute a “parachute payment” under the Internal Revenue Code.

The executive’s right to the severance payment is subject to the expiration of his employment agreement for a reason other than non-renewal by the executive and that neither the Company nor the Bank is deemed to be in “troubled condition” under federal banking laws as of the date of termination of employment. In addition, the obligation of the Company and the Bank to pay the severance amount is subject to several conditions, including the executive’s execution of a general release of claims and a determination that the executive has not committed any fraudulent act or omission or any breach of fiduciary duty, is not substantially responsible for the insolvency or troubled condition of the Company or the Bank, and has not materially violated any applicable federal or state banking law or regulation, or violated certain other provisions of federal law.

The employment agreements define “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville, Kentucky location at which the executive must perform his services or any material breach of the employment agreement by the Company and the Bank, including:

•	a material diminution in the executive’s base compensation,

•	a material diminution in his authority, duties or responsibilities, or

•	any change in the executive’s reporting duties.

Prior to any termination for Good Reason, the executive must provide written notice within 90 days of the initial existence of the condition, and the Company and the Bank will have the right to remedy the condition within 30 days of receipt.

Restrictive covenants. The employment agreements include covenants not to compete with the Company and the Bank and not to solicit their employees and customers for a period of 12 months after termination of employment unless the executive’s employment is terminated in connection with or following a Change in Control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder). The agreements also include covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

Grants of Plan-Based Awards

The following table details all equity-based and non-equity awards granted in 2012 to each of the officers named in the Summary Compensation Table.

Our equity grants have been issued under the Porter Bancorp, Inc. 2006 Stock Incentive Plan, which was established in February 2006 in anticipation of becoming a public company. The 2006 Plan authorizes the issuance of up to 463,050 shares in the form of stock options and restricted stock awards. Although the 2006 Plan authorizes both stock options and restricted stock grants, at this time, the Company is currently awarding restricted stock only. The method for granting restricted stock is more fully described in the Compensation Discussion and Analysis.

	Grant		Approval		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Date		Date		Threshold	Maximum	Threshold	Maximum	Units	Awards

John T. Taylor	8/2/12	(2)	8/2/12		—	—	—	—	53,659	$37,561

Maria L. Bouvette	6/1/12	(3)	5/16/12	(2)	$1,750	$105,000	$23,625	$157,500	15,152	25,000

John R. Davis	9/24/12	(2)	9/24/12		—	—	—	—	22,386	15,670

Phillip W. Barnhouse	n/a		n/a		846	50,738	11,416	76,106	n/a	n/a

J. Chester Porter	n/a		n/a		—	—	—	—	n/a	n/a

David B. Pierce	n/a		n/a		—	—	—	—	n/a	n/a

(1)	Under our cash incentive plan, the named executive officers are able to earn up to a maximum of 20% of their base salary based upon our attainment of pre-established targets. No targets were achieved in 2012. Mr. Taylor and Mr. Davis did not participate in 2012.
(2)	Under our equity incentive plan, the named executive officers are able to earn up to a maximum of 30% (45% in 2012 for Ms. Bouvette and Mr. Barnhouse) of their base salary based upon our attainment of pre-established targets. No targets were achieved in 2012. Mr. Taylor and Mr. Davis did not participate in 2012.
(3)	Mr. Taylor and Mr. Davis were awarded shares in connection with their employment contracts.
(4)	Ms. Bouvette was awarded shares as a director’s fee on June 1, 2012, the date of the annual grant to non-employee directors, based upon the closing price of $1.65 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock awards at December 31, 2012. None of our named executive officers had outstanding options as of that date.

Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

John T. Taylor	53,659	(6)	$37,561	—	—

Maria L. Bouvette	916 3,355 6,416 15,152	(1) (2) (3) (5)	641 2,349 4,491 10,606	—	—

John R. Davis	22,386	(7)	15,670	—	—

Phillip W. Barnhouse	296 758 1,450	(1) (2) (3)	207 531 1,015	—	—

J. Chester Porter	916 3,355 6,416	(1) (2) (3)	641 2,349 4,491	—	—

David B. Pierce	642 2,349 4,491	(1) (2) (3)	449 1,644 3,144	—	—

(1)	These restricted shares were issued pursuant to the Porter Bancorp, Inc. 2006 Stock Incentive Plan on April 11, 2008. These shares of restricted stock vest in one-fifth increments every one year anniversary of the grant date over five years.
(2)	These restricted shares were issued pursuant to the Porter Bancorp, Inc. 2006 Stock Incentive Plan on March 20, 2009. These shares of restricted stock vest in one-fifth increments every one year anniversary of the grant date over five years.
(3)	These restricted shares were issued pursuant to the Porter Bancorp, Inc. 2006 Stock Incentive Plan on March 9, 2010. These shares of restricted stock vest in one-fifth increments every one year anniversary of the grant date over five years.
(4)	Based on the closing price of $0.70 of our common stock at December 31, 2012.
(5)	Issued on June 1, 2012 – 40% of these shares vest on the second anniversary of the grant date and 20% vest on the third, fourth and fifth anniversary of the grant date.
(6)	Issued on August 2, 2012 – 40% of these shares vest on the second anniversary of the grant date and 20% vest on the third, fourth and fifth anniversary of the grant date.
(7)	Issued on September 24, 2012 – 40% of these shares vest on the second anniversary of the grant date and 20% vest on the third, fourth and fifth anniversary of the grant date.

Option Exercises and Stock Vested

The following table shows stock awards that vested during 2012. None of our named executive officers exercised stock options during the year.

Name	Stock Awards
	Number of Shares Acquired on Vesting		Value Realized on Vesting

Maria L. Bouvette	915	(1)	2,178	(2)
	1,677	(3)	2,985	(4)
	2,138	(5)	3,848	(6)
Phillip W. Barnhouse	295	(1)	702	(2)
	379	(3)	675	(4)
	483	(5)	869	(6)
J. Chester Porter	915	(1)	$2,178	(2)
	1,677	(3)	2,985	(4)
	2,138	(5)	3,848	(6)
David B. Pierce	640	(1)	1,523	(2)
	1,174	(3)	2,090	(4)
	1,497	(5)	2,695	(6)

(1)	One-fifth of the restricted shares awarded on April 11, 2008 vested on April 11, 2012.
(2)	Based on the closing price of $2.38 of our common stock at April 11, 2012.
(3)	One-fifth of the restricted shares awarded on March 20, 2009 vested on March 20, 2012.
(4)	Based on the closing price of $1.78 of our common stock at March 20, 2012.
(5)	One-fifth of the restricted shares awarded on March 9, 2010 vested on March 9, 2012.
(6)	Based on the closing price of $1.80 of our common stock at March 9, 2012.

Pension Benefits

The following table sets forth, in specified years of credited service, the estimated present value of accumulated benefits under the supplemental executive retirement plan adopted by PBI Bank in July 2004.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits (1)	Payments During Last Fiscal Year

Phillip W. Barnhouse	Supplemental executive retirement plan	n/a	$124,166	—

David B. Pierce	Supplemental executive retirement plan	n/a	423,720	—

(1)

Reports the present value of the obligation to each executive upon retirement at age 62 as of the end of the fiscal year. The plan is designed to provide monthly retirement income to the executive for ten years equal to 30% of his projected salary at age 62. This projected salary was determined at plan inception. The present value utilizes a discount rate of 6%. The supplemental executive retirement plan is discussed in further detail under the heading “Other Benefits” in the Compensation Discussion and Analysis section.

Potential Payments upon Termination or Change-in-Control

Mr. Taylor and Mr. Davis may be entitled to certain benefits upon termination of employment under the terms of their employment agreements, which are described above. As of the date of this proxy statement, neither Mr. Taylor nor Mr. Davis had been employed for one year, which is a condition to payment of any severance upon termination of employment.

Mr. Barnhouse and Mr. Pierce, the two participants in the Supplemental Executive Retirement Plan, are entitled to certain benefits under that Plan upon retirement or other terminations of employment. Subject to any change of control limitations required by ARRA, upon a change of control followed within 36 months by the voluntary or involuntary termination of employment, a plan participant will receive a lump sum payment equal to the present value of the obligation such participant would be entitled to receive upon retirement at age 62. A change of control is defined under the Plan as (a) the acquisition of 50% or more of our capital stock, (b) a change in the composition of a majority of our directors or (c) the adoption of a merger, consolidation or reorganization plan by the Board of Directors in which the Company is not the surviving entity. Under this change of control provision, Mr. Barnhouse and Mr. Pierce would have received lump sum payments equal to $255,873 and $682,690, respectively, if terminated on December 31, 2012 and a change of control of the Company had occurred within three years prior to such date. The Supplemental Executive Retirement Plan is described in further detail under the heading “Other Benefits” in the Compensation Discussion and Analysis section.

Except for the benefits described in this section, and the automatic vesting of outstanding restricted stock upon a change of control, we have no agreements or understandings with our executive officers that provide for payments upon termination of employment or a change-in-control of our Company.

EQUITY PLAN INFORMATION

The following table provides information about our equity compensation plans as of December 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)

Equity compensation plans approved by shareholders	—	n/a	394,322
Equity compensation plans not approved by shareholders	n/a	n/a	n/a

Total	—	—	394,322

(1)	There are 98,610 shares remaining available for issuance under our 2006 Stock Incentive Plan as stock options or restricted stock grants. 295,712 shares may be issued under our Non-employee Directors Stock Ownership Incentive Plan as stock options or grants of restricted stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the NASDAQ corporate governance rules. The duties of the Audit Committee are summarized under “Committees of the Board” and are more fully described in the Audit Committee charter adopted by the Board of Directors.

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Horwath LLP, Porter Bancorp’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United States generally accepted auditing standards.

In connection with its review of Porter Bancorp’s consolidated financial statements for 2012, the Audit Committee:

•	has reviewed and discussed the audited consolidated financial statements with management;

•

has discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and

•	has approved the audit and non-audit services of the independent registered public accounting firm for 2012.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2012 be included in Porter Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Members of the Audit Committee:

David L. Hawkins, CPA, Chairman

Sidney L. Monroe, CPA

Stephen A. Williams

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Engagement of Independent Auditors

At its meeting held on May 16, 2012, the Audit Committee selected Crowe Horwath LLP to serve as Porter Bancorp’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2012. Crowe Horwath LLP or its predecessor has served as Porter Bancorp’s independent registered public accounting firm since the 1988 fiscal year. Crowe Horwath LLP representatives are expected to attend the 2013 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

Fees Incurred by Porter Bancorp for Crowe Horwath LLP

The following table presents fees for professional services rendered by Crowe Horwath LLP for the audit of the Corporation’s annual financial statements for 2012 and 2011 and fees billed for audit-related services, tax services, and all other services rendered by Crowe Horwath LLP for 2012 and 2011.

	2012	2011

Audit Fees	$377,270	$255,466
Audit-Related Fees	18,500	53,000
Tax Fees	47,000	25,800
All Other Fees	—	1,283

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees,” including fees related to the Company’s registration on Form S-4 in 20 and registration on Form S-3 in 2011; (iii) “tax fees” are fees for professional services rendered by the Company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the Company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

2. NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As previously discussed in the Compensation Discussion and Analysis, Congress enacted ARRA in February 2009. ARRA imposes a number of requirements on financial institutions, such as Porter Bancorp, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program. One of the requirements is that at each annual meeting of shareholders during the period in which any obligation arising from TARP financial assistance remains outstanding, TARP recipients must permit a separate nonbinding “say on pay” shareholder vote to approve the compensation of executives.

In January 2011, the SEC adopted amendments to the Securities Exchange Act of 1934 that require companies to conduct a shareholder advisory vote on executive compensation and a separate shareholder vote to determine how often the Company will conduct such shareholder advisory vote. Under the amendments, companies that still have outstanding obligations under TARP and therefore must already hold an annual “say on pay” vote, are not required to conduct a “say on pay” frequency vote until they are no longer subject to ARRA as a TARP recipient.

This proposal gives you as a shareholder the opportunity to vote for or against the following resolution:

“RESOLVED, that the shareholders approve Porter Bancorp’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Board of Directors Recommendation

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. We believe our compensation policies and procedures emphasize a pay-for-performance structure and are strongly aligned with the long-term interests of our shareholders, as described in the Compensation Discussion and Analysis. The Compensation Committee oversees our executive compensation program and regularly monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

The Board unanimously recommends you vote “FOR” this Proposal 2. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

3. AMENDMENT OF PORTER BANCORP, INC. 2006 STOCK INCENTIVE PLAN

The Board of Directors has proposed to amend the Porter Bancorp, Inc. 2006 Stock Incentive Plan (which we refer to in this proxy statement as the “Employee Plan”). The amendment would increase the number of common shares authorized for issuance under the Employee Plan by an additional 800,000 shares. The Employee Plan originally authorized the issuance of 400,000 common shares for stock options and restricted stock to employees of Porter Bancorp and PBI Bank, which number increased to 463,050 shares as a result of adjustments for three subsequent 5% stock dividends.

Overview

Providing executives and other key employees opportunities to receive awards of stock-based compensation is a cornerstone of our compensation program. Making the long-term appreciation of Porter Bancorp’s common shares an important component of executive compensation aligns the interests of executives with the long-term interests of shareholders. Authorizing the issuance of additional shares under the Employee Plan will enable Porter Bancorp to continue to award stock-based incentive compensation to its key employees.

In 2012, we made several significant changes to the senior management of Porter Bancorp and PBI Bank. Among other things, we hired a new Chief Executive Officer and a new Chief Credit Officer of PBI Bank. To be able to induce talented and capable individuals to leave their positions with another financial institution to join our organization, we had to offer a competitive compensation package including an equity component to allow the executives to share in the potential upside if and when our financial results improve and the trading price of Porter Bancorp recovers. Due to the depressed trading price of our stock, the number of shares we agreed to issue to give market competitive value to the new executives consumed most of the shares available under the Employee Plan.

When shareholders approved the Employee Plan in 2006, the number of common shares available for awards was set at 400,000 shares. As a result of adjustments to reflect three 5% stock dividends since 2006, the total number of shares authorized for awards under the Employee Plan is currently 463,050 shares. Our equity-based incentive compensation awarded under the Employee Plan has been principally in the form of restricted stock awards. The number of shares originally authorized for issuance under the Employee Plan has lasted for seven years. As of March 31, 2013, the number of shares vested and unvested shares issued under the Employee Plan totaled 364,440 shares, leaving only 98,610 shares available for future grants under the Employee Plan.

We believe that it is critical for us to continue to be able to award stock-based incentive compensation to key employees at a time when the future success of our Company and PBI Bank will largely be determined by a new leadership team. Authorizing additional shares for issuance under the Employee Plan will enable us to continue to make equity awards that serve our purposes of promoting employee retention and linking executives’ interests more closely with those of our shareholders and Porter Bancorp’s long-term performance.

The 463,050 shares authorized to date for issuance as stock-based awards under the Employee Plan represented 3.8% of the common shares issued and outstanding as of March 31, 2013, or 3.7% assuming the conversion of all outstanding convertible preferred shares.

If the amendment is approved, the 863,050 shares that would then be available for issuance as future stock-based awards under the Employee Plan would represent 7.1% of the common shares issued and outstanding as of March 31, 2013, or 6.9%, assuming the conversion of all outstanding convertible preferred shares.

The Employee Plan also limits the total number of shares that can be issued under the Plan to any one employee at 100,000 shares (115,762 shares as adjusted for stock dividends). Such a limit on the total number of shares subject to options and other awards where employee compensation is determined by appreciation in the market value of the underlying shares is a condition to qualify as performance-based compensation not counted toward the $1,000,000 limit on the deductibility of compensation expense by public companies under section 162(m) of the Internal Revenue Code. We are amending this limitation to 315,762 shares subject to options, which number would be increased in proportion to the proposed increase in the total number of shares authorized for issuance under the Employee Plan.

In addition to increasing the number of shares authorized under the Employee Plan, the proposed amendment would also approve awards of 151,779 restricted shares to John Taylor and 53,551 to restricted shares to John Davis. Under the terms of their respective employment agreements, we had agreed to award restricted shares having a value of $166,829 to Mr. Taylor, and restricted shares having a value of $76,870 to Mr. Davis in January 2013. Due to the U.S. Treasury’s rules prohibiting TARP recipients from entering into cash incentive arrangements with named executive officers, the restricted stock was the only form of incentive compensation we could offer to Mr. Taylor and Mr. Davis. Following the decline in the trading price of our stock after the time these officers entered into their employment agreements in 2012, we could not issue the agreed upon dollar value of common shares we had agreed to issue in 2013 under their initial employment agreements due to the limit on the total number of shares that can be issued to any one employee under the Plan. We believe it serves the best interests of our shareholders to provide the full value of the incentive compensation we agreed to provide to two key executives less than a year ago, when the reasons for the shortfall were due to factors outside of their control.

If shareholders do not approve the amendment, we would not be able to award either cash or stock-based incentive compensation to the key employees who will be most directly responsible for the success of our Company and PBI Bank. Not having the ability to issue stock-based incentive compensation would also present a significant obstacle to our efforts to attract new executive talent to address organizational needs. We also would not be able to issue the awards to Mr. Taylor and Mr. Davis that are contingent upon shareholder authorization of additional shares under the Employee Plan in order to honor our original agreements with them.

2006 Stock Incentive Plan

Our board of directors adopted the Employee Plan on February 23, 2006, and it was approved by the holders of our voting common stock on April 5, 2006. The following summary of the material features of the Employee Plan is qualified in its entirety by reference to the Employee Plan, a copy of which (as it is proposed to be amended) is attached as Appendix A to this proxy statement.

Administration. The Employee Plan is currently administered by our board of directors, which serves as the “compensation committee” under the terms of the Employee Plan. Our board of directors may delegate the responsibility for administering the Employee Plan to a “compensation committee” comprised of two or more independent directors. The compensation committee has the authority to determine and designate from time to time the employees eligible to receive grants of options and restricted stock awards and to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The compensation committee is also authorized to interpret the Employee Plan and the respective award agreements executed under the Employee Plan and to make all other determinations with respect to the Employee Plan.

Shares Available for Issuance. As adjusted for three 5% stock dividends since 2006, the Employee Plan currently authorizes the issuance of up to 463,050 of our common shares upon the exercise of options or the grant of restricted stock awards under the Employee Plan. The amendment would increase this number to 1,263,050 shares. If an option or award expires or is terminated, the shares that were subject to the unexercised or unvested portion will be available for future awards granted under the Employee Plan. The number of shares covered by each outstanding option or award and the exercise price of outstanding options will be proportionately adjusted for any increase or decrease in the number of our outstanding shares resulting from various changes in our capitalization, such as stock splits or stock dividends.

Types of Awards. The Employee Plan provides for grants of nonqualified stock options and shares of restricted stock. A summary of each type of award is as follows:

Restricted Stock Awards. Since 2006, awards under the Employee Plan have been principally in the form of restricted stock awards. A restricted stock award represents common shares that are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (forfeiture restrictions). The compensation committee will have sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (i) the attainment of targets established by the compensation committee that are based on (a) the price of a share of our common stock, (b) our earnings per share, (c) our revenue, (d) the revenue of one of our business units designated by the compensation committee, (e) our return on stockholders’ equity or (f) our pre-tax cash flow from operations, (ii) the awardee’s continued employment or service with us for a specified period of time or (iii) a combination of any two or more of the factors listed in clauses (i) and (ii). Each award of restricted stock may have different forfeiture restrictions.

Except to the extent restricted under the terms of the Employee Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock (when the stock becomes voting stock upon completion of this offering) or the right to receive dividends thereon. At the time of the award of restricted stock, the compensation committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment or service of the awardee prior to the lapse of the forfeiture restrictions.

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of our convertible non-voting common stock at an established exercise price. The exercise price of each nonqualified stock option granted under the Employee Plan is determined by the compensation committee, and cannot be less than the fair market value of our stock at the grant date. Each option is exercisable for a period not to exceed ten years. For each option, the compensation committee will establish (i) the term of the option, (ii) the time or period of time in which the option will vest, (iii) the form of payment due upon exercise of the option and (iv) the treatment of the option upon the awardee’s termination of employment or service.

Amendment and Termination. Our board of directors may amend or terminate the Employee Plan at any time, except that it may not make any amendment which would (i) impair any existing rights under an option or award, or (ii) decrease the exercise price of an option or extend the exercise period of an option. Except with respect to awards then outstanding, if not sooner terminated, the Employee Plan terminates and no further awards shall be granted after the expiration of ten years from the date of its adoption.

Recapitalization or Change in Control. In the event of a change in control, the Employee Plan provides that options granted under the plan become exercisable in full, whether or not exercisable at that time, and the restriction period for any restricted stock award ends. Under the Employee Plan, a change in control means (i) the disposal of our business or the business of PBI Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of PBI Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the board of directors, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The following table shows the amount that will be received by our current executive officers if the amendment to the Employee Plan is approved.

NEW PLAN BENEFITS

Porter Bancorp, Inc. 2006 Stock Incentive Plan

Name and Position	Dollar Value(1)	Number of Restricted Shares Awarded(1)
John T. Taylor	$118,388	151,779
President Porter Bancorp and CEO PBI Bank

Maria L. Bouvette	—	—
Chairman & CEO of Porter Bancorp and Chairman of PBI Bank

Phillip W. Barnhouse	—	—
Chief Financial Officer

John R. Davis	41,770	53,551
Chief Credit Officer

Current Executive Officers (4 persons)	$160,158	205,330

(1)	Dollar value and number of shares that would have been issued in January 2013 under employment agreement but for limitation on shares to be issued to any one individual under the Employee Plan.

If our shareholders do not approve the proposed amendment, our ability to award equity based incentive compensation in the future will be significantly limited as the number of shares available for such awards will be limited to shares that become available as a result of forfeitures of outstanding awards.

The Board unanimously recommends you vote “FOR” this Proposal 4. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

4. AMENDMENT OF PORTER BANCORP, INC. 2006 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

On May 15, 2006, our Board of Directors established the Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan (“Director Plan”), which was approved by the holders of our voting common stock in June 2006. The purposes of the Director Plan are to advance our interest by providing non-employee directors with an ownership interest in our Company and to enhance our ability to attract and retain persons of outstanding ability to serve as our directors.

In May 2012, our shareholders approved an amendment to the Director Plan to (i) increase the total number of shares issuable under the Director Plan from 100,000 shares to 400,000 shares and (ii) provide that each non-employee director of Porter Bancorp would be awarded restricted shares having a fair market value of $25,000 annually, and each non-employee director of PBI Bank who is not a director of Porter Bancorp would be awarded restricted shares having a fair market value of $5,000 annually. “Fair market value” is defined by the Director Plan as the trading price of our common stock at the closing of trading on the grant date, which would remain the first day of the month after our annual meeting of shareholders.

The proposed amendment to the Director Plan would change the vesting of the restricted shares awarded to non-employees to provide that all of the shares would vest (i.e., not be subject to forfeiture) on December 31 of the year in which the shares were awarded. Currently, one-sixth of the restricted shares of common stock vests on each six month anniversary of the date of grant as long as the director is continuing to serve on the Board of Directors.

Our Board of Directors continues to believe that grants of equity to our non-employee directors are a desirable and useful means of linking the directors’ interests with the interests of our shareholders and are an important part of our compensation for non-employee directors. In order to attract and retain persons of outstanding ability to serve as our directors, we believe the compensation we pay our non-employee directors should be commensurate with their duties and responsibilities.

A copy of the Director Plan, as it is proposed to be amended, is attached as Appendix B to this proxy statement.

Description of the Director Plan

The purposes of the Director Plan are to advance our interest by providing non-employee directors with an ownership interest in our Company and to enhance our ability to attract and retain persons of outstanding ability to serve as our directors.

The Director Plan authorizes the issuance of up to 400,000 shares of our common stock.

The Director Plan is designed to operate automatically and require minimal administration. Our Board of Directors is authorized to interpret the Director Plan and the respective award agreements executed under the Director Plan and to make all other determinations with respect to the Director Plan. The Director Plan will terminate on the date when all shares available under the plan have been acquired pursuant to the exercise of grants, unless the Board of Directors terminates the Director Plan before that date.

The Director Plan currently provides for an annual grant of restricted shares having a fair market value of $25,000 to each non-employee director of Porter Bancorp and an annual grant of restricted shares having a fair market value of $5,000 to each non-employee director of PBI Bank who is not a director of Porter Bancorp. “Fair market value” is defined by the Director Plan as the trading price of our common stock at the closing of trading on the grant date, which would remain the first day of the month after our annual meeting of shareholders.

Restricted shares are shares of our common stock that may not be transferred, and are subject to forfeiture, over a specified period. Directors that are granted restricted shares will have all of the same rights as a shareholder, including the right to vote the restricted shares and the right to receive dividends. Currently, one-sixth of the restricted shares of common stock will vest on each six month anniversary of the date of grant as long as the director is continuing to serve on the Board of Directors. If a director ceases to serve on the Board of Directors for any reason, the director will automatically forfeit the unvested portion of the restricted shares.

In the event of a change in control, the restriction on the sale of any unvested restricted shares will end. Under the Director Plan, a change in control means (i) the disposal of our business or the business of PBI Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of PBI Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the Board of Directors, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The grant of restricted shares does not result in income for the recipient or in a deduction for us. The recipient of restricted shares recognizes ordinary income and we are entitled to a deduction at the time the restrictions lapse. The amount of income is measured by the fair market value of the shares at the time of lapse. Any dividends paid on restricted shares while subject to restriction is treated as compensation for federal income tax purposes. A recipient of restricted shares may make a Section 83(b) Election to include in income the fair market value of the restricted shares at the time of the award. The election must be made within 30 days of the date of the award. If a Section 83(b) Election is properly made, the holder of the restricted shares will have a capital gain holding period that commences on the date of the award and will not recognize further income when the restrictions lapse. Income recognized upon making the Section 83(b) Election is ordinary income subject to income tax withholding and all applicable payroll taxes. If a recipient of restricted shares makes a Section 83(b) Election and later forfeits the stock, the recipient will not receive any tax deduction to make up for the tax already paid.

The amendment will not increase the number or the dollar value of the shares automatically awarded to non-employee directors each year.

The following table shows the compensation to be paid to the non-employee directors of Porter Bancorp and PBI Bank as a group under the Director Plan for fiscal year 2013.

NEW PLAN BENEFITS

Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan

Name and Position	Dollar Value(1)	Number of Shares(2)

All non-employee directors as a group (7 persons)	$155,000	not determinable

(1)	Includes one non-employee director of PBI Bank.
(2)	Assuming a grant date fair value of $0.89 per share, which was the last sale price of our common stock at the closing of trading on April 5, 2013, a total of 196,629 shares would be issued to the non-employee directors.

If our shareholders do not approve the proposed amendment, one-sixth of the restricted shares of common stock awarded to our non-employee directors will continue to vest on each six month anniversary of the date of grant as long as the director continues to serve on the Board of Directors.

The Board unanimously recommends you vote “FOR” this Proposal 4. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be brought before Porter Bancorp’s 2014 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Porter Bancorp at the address below no later than December 18, 2013. The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal. In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2014 Annual Meeting of Shareholders, the proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company sponsored proxy materials. Proposals should be addressed to:

Porter Bancorp, Inc.

Attn: Corporate Secretary

2500 Eastpoint Parkway

Louisville, Kentucky 40223

If you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Corporate Secretary must receive this notice not later than December 18, 2013. The notice of a proposed director nomination must provide information as required in our bylaws which, in general, require that the notice of a director nomination include your name, address and a representation that you are a shareholder and entitled to vote for directors; the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request made to the Corporate Secretary at the address above.

GENERAL INFORMATION

Financial Information

A copy of our 2012 Annual Report on Form 10-K is enclosed. Shareholders and prospective investors may request a copy of our 2012 Annual Report on Form 10-K by writing to Phillip W. Barnhouse, Chief Financial Officer, Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223. The Form 10-K is also available from the SEC’s website at www.sec.gov or from our website at www.pbibank.com. Click on “Investor Relations” and “SEC Filings.”

Solicitation of Proxies

Porter Bancorp will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Porter Bancorp by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means.

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Appendix A

PORTER BANCORP, INC.

2006 STOCK INCENTIVE PLAN

(as amended and restated as of April 8, 2013)

Porter Bancorp, Inc. (the “Holding Company”) hereby amends and restates its 2006 Stock Incentive Plan, originally adopted as of February 23, 2006 (the “Plan”), for the benefit of its employees and the employees of its subsidiary, PBI Bank (the “Subsidiary”), as set forth below. This Plan provides for grants of nonqualified stock options and restricted stock.

Section 1 — PURPOSE

The Holding Company adopts this compensation program for certain key Subsidiary employees to, among other things, (a) increase the profitability and growth of the Subsidiary; (b) provide competitive executive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Subsidiary’s success.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 “Award” means an Option or Restricted Stock Award granted under the Plan.

2.2 “Award Agreement” shall mean a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3 “Board” means the Board of Directors of the Holding Company.

2.4 “Change of Control” of the Holding Company or the Subsidiary means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Holding Company or the Subsidiary representing 50% or more of the combined voting power of the Subsidiary or the Holding Company’s then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Holding Company cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the business of the Subsidiary or the Holding Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.

2.5 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.6 “Committee” means the committee appointed by Board, if any, pursuant to Section 4.1 to administer the Plan. If no committee has been appointed, Committee means the Board.

2.7 “Disability” means a physical or mental condition of an Award recipient resulting in bodily injury or disease or mental disorder which renders an Award recipient incapable of continuing the further performance of the Award recipient’s normal employment activities with the Subsidiary and which is expected to be permanent or continuing for a period of at least 12 months. The determination of the Committee on any question involving disability shall be conclusive and binding.

2.8 “Employee” means an employee of the Holding Company or of the Subsidiary who has been designated by the Committee, under the criteria in Section 5, as eligible to participate in the Plan.

2.9 “Fair Market Value” shall have the meaning specified in Section 6.2.

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2.10 “Option” means an option to purchase Stock granted under Section 6 of the Plan. All Options under the Plan shall be nonqualified stock options.

2.11 “Option Period” means the period from the date of the grant of an Option to the date when the period for exercise of an Option expires as stated in the terms of the Award Agreement.

2.12 “Optionee” means an Employee who has been granted an option to purchase shares of Stock under the provisions of the Plan.

2.13 “Plan” means the Porter Bancorp, Inc. Amended and Restated 2006 Stock Incentive Plan.

2.14 “Restriction Period” means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Award in the Award Agreement lapse.

2.15 “Restricted Stock Award” or “Restricted Stock” means Stock which is granted under Section 8 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.16 “Stock” means the Holding Company’s common stock of no par value per share.

2.17 “Termination of Employment” shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Holding Company or the Subsidiary. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Holding Company or the Subsidiary and the Employee.

Section 3 — STOCK SUBJECT TO THE PLAN

3.1 Authorized Stock.

(a) Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Award under the Plan shall be 1,263,050 shares. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or of shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereunder.

(b) The maximum number of shares of Stock that may be subject to all Options granted under the Plan to any one Employee under the Plan is 315,762 shares, subject to adjustment under Section 3.3.

3.2 Effect of Expirations. If any Award is wholly or partly canceled or forfeited, or terminates, expires or lapses, for any reason, the number of shares of Stock with respect to which the Award can no longer be exercised or realized by the Employee shall again be available for grant of Awards under the Plan. If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise or vesting of an Award, or if shares of Stock that would be acquired upon exercise or vesting of an Award are withheld to pay the exercise price or withholding taxes payable upon exercise or vesting of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

3.3 Adjustments in Authorized Shares Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Change in Number of Shares Subject to Plan or Agreements. The number of shares of Stock covered by each outstanding Award, and the number of shares of Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock

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resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Holding Company; provided, however, that conversion of any convertible securities of the Holding Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. If any adjustment under this Section 3.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment under this Section shall be made in such a manner that would not constitute a “modification” under Section 424(h) of the Code, even though that Code Section is not otherwise applicable. Except as expressly provided herein, no issuance by the Holding Company of shares of stock of any class other than common, or securities convertible into shares of stock of any class other than common, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

(b) Conversion Into Other Securities. If the Holding Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, except as otherwise provided in (d) below, each Employee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange and the Holding Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to ensure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option.

(c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Holding Company, the Board shall notify each holder of an outstanding Option at least 15 days prior to such proposed action. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(d) Change in Control. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding Options or to substitute equivalent options or rights, then each Option outstanding shall expire upon the Change in Control, and the Company shall give each holder of an outstanding Option 15 days advance notice of the Change in Control and termination of Options. At the direction and discretion of the Committee, any unvested Awards shall become vested in full at the date such notice is given, the date of Change in Control, or such other date specified by the Holding Company.

Section 4 — ADMINISTRATION

4.1 Committee Governance.

(a) This Plan shall be administered by the Board, unless the Board appoints a fewer number of its members to act on its behalf as a committee hereunder (in either case, defined herein as the “Committee”). To the extent that the Board determines it desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Committee administering the Plan as to such transactions shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent that the Board determines it desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee administering the Plan as to such Awards shall be an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

(b) The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such

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times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules for its administration; (iii) to determine and accelerate the exercisability of any Option and the vesting in any Award; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; (v) determine all factual matters respect to any Award; and (v) subject to the provisions of Section 9, amend the terms and conditions of any outstanding Award, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting “deferred compensation” within the meaning of Code Section 409A. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee.

4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Awards under it.

4.4 Selection of Employees to Receive Awards. The Committee shall have the authority to grant Awards from time to time to such Employees as may be selected by it in its sole discretion.

4.5 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan, including factual interpretations, shall be final, conclusive and binding on all persons, including the Holding Company, its shareholders, Award recipients and their estates and beneficiaries.

4.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman of the Committee and by the Employee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan, provided that no amendment shall extend the original exercise period of an Award that is an Option or reduce the exercise price of an Option. An Employee who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Employee has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Holding Company, and has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award grant upon the agreement by the Award recipient to such confidentiality, non-competition and non-solicitation covenants as the Committee deems appropriate.

4.7 Limitation on Awards. No part of any Award shall be exercised or become vested to the extent the exercise, vesting, issuance or lapse would cause the Award recipient to have compensation for any year in excess of one million dollars and which is nondeductible by the Holding Company or the Subsidiary pursuant to Code Section 162(m). No part of any Award shall vest or become exercisable to the extent that such vesting, along with other compensation of the Award recipient, will cause the Award recipient to have an excess parachute payment under Section 280G of the Code.

Section 5 — ELIGIBILITY

Employees of the Holding Company and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Holding Company and its Subsidiaries are eligible for selection by the Committee under Section 4.4 to receive Awards.

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Section 6 — GRANT OF OPTIONS

6.1 Grant. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Subject to adjustment under Section 3.3, all Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2 Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the fair market value (the “Fair Market Value”) of such Stock on the date the Option is granted. The Fair Market Value shall be determined by the Committee, provided that if the Holding Company’s stock is publicly traded on an established securities market at the time of determination, the Fair Market Value shall be the closing market price of the Holding Company’s Stock as reported on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant. If this Stock is not publicly traded on an established securities market, Fair Market Value shall be determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

6.3 Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the date of grant. Options may expire prior to the end of the Option Period due to the Optionee’s Termination of Employment as provided in Section 7, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

6.5 Nontransferability of Options. Except as otherwise provided in an Award Agreement, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

SECTION 7 — EXERCISE OF OPTIONS

7.1 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 7.

7.2 Method of Exercise. To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased. Such notice shall be accompanied by payment in full for the Stock being purchased plus required withholding tax as provided in Section 12, (1) in cash; (2) if permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse; (3) if permitted under the terms of the Award Agreement, by electing that the Holding Company withhold shares that would otherwise be issued on exercise of the Option in payment of the purchase price, or if so limited in the Award Agreement, solely in payment of required withholding taxes; or (4) in any combination of the forgoing permitted methods with respect to a particular Option. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

7.3 Termination of Employment. After an Employee’s Termination of Employment, an Option may be exercised, subject to adjustment as provided in Sections 3.3 or 11.8, only with respect to the number of shares of Stock which the Employee could have acquired by an exercise of the Option immediately before the Termination of Employment but in no event after the expiration date of the Option as specified in the applicable Award Agreement. Except to the extent shorter or longer periods are stated in the Award Agreement, an Employee’s right to exercise an Option upon Termination of Employment shall terminate:

(i)	At the expiration of one year in the event of Disability of the Employee; or

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(ii)	At the expiration of one year after the Employee’s death if the Employee’s Termination of Employment occurs by reason of death; any Option exercised under this subparagraph (ii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

(iii)	No later than 30 days after the Employee’s Termination of Employment for any reason other than Disability or death, provided that in the event the Committee determines that an Employee’s employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Options immediately upon the Termination of Employment. For purposes of this Plan, “Cause” means the Employee’s (i) willful failure to substantially perform such Employee’s reasonably assigned duties on behalf of the Holding Company or Subsidiary, (ii) repeated gross negligence in performing such Employee’s duties, (iii) illegal conduct in performing such Employee’s duties, (iv) willful actions contrary to the Holding Company or a Subsidiary’s interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Holding Company or a Subsidiary, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Award Agreement or otherwise.

SECTION 8 — RESTRICTED STOCK AWARDS

8.1 Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 8, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. The Holding Company shall issue, in the name of each Employee who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 8.3), as soon as practicable after the grant date. The Holding Company shall hold such certificates for the Employee’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Holding Company in accordance with the Award Agreement.

8.2 Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the grant date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the retirement, death or Disability of the Employee. The Committee shall not retain the discretion to lengthen the Restriction Period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore when it is subject to Federal income tax. Unless otherwise provided in the Award Agreement, in the event of an Employee’s Termination of Employment during the Restriction Period for any reason, the Employee’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Holding Company.

8.3 Rights of Employee. Subject to the terms and conditions of the Award Agreement, an Employee to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (i) the Holding Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. Any attempt by an Employee to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.

8.4 Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 8.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire and the Holding Company shall delivery any certificates evidencing the Stock to the Employee.

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8.5 Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Employee’s ownership of the stock free of restrictions has been issued in accordance with Section 8.4.

Section 9 — AMENDMENTS AND TERMINATION

9.1 Amendments and Termination. The Committee may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

(a) Impair or adversely affect the rights of an Award recipient under an Award, without the Award recipient’s consent; or

(b) Decrease the exercise price of an Option or extend the period for exercise.

9.2 Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan.

9.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Award recipients.

Section 10 — RESTRICTIONS ON TRANSFER

10.1 Restriction on Transfer. No Award recipient shall sell, assign, transfer or otherwise dispose of any of the Stock issued to him upon the exercise of an Option (“Option Stock”) or as a Restricted Stock Award until (i) with respect to a Restricted Stock Award, the Award has become fully vested, and (ii) he has delivered to the Holding Company an irrevocable written offer to sell any such shares of Stock at any time within 60 days after delivery of the offer and at a price per share equal to Fair Value, and (iii) the Holding Company fails to accept such offer within the 60-day period, in which case the Stock may be sold by the Award recipient on the terms offered to the Holding Company within 60 days of the earlier of the expiration of the Holding Company’s 60 day acceptance period or the date the Holding Company notifies the Award recipient that it will not exercise its right to purchase the Stock. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Value solely for purposes of this Section 10.1. To accept the offer, the Holding Company shall deliver notice of its acceptance of its offer within 60 days after its receipt of the offer. Payment for the offered Award Stock shall be made as provided in Section 10.2. The restrictions imposed by this Section 10.1 shall not apply to the transfer by operation of law to a deceased Award recipient’s personal representative of the Award recipient’s interest in the Stock (but the Stock shall continue to be subject to these restrictions in the hands of the personal representative).

10.2 Payment for Stock. The Holding Company shall make payment in cash for any Stock that it purchases pursuant to this Section 10 within 30 days after the date when the Holding Company delivers notice of its acceptance of the offer pursuant to Section 10.1. The Award recipient shall surrender certificates representing the offered Stock at the time the Holding Company makes such payment.

10.3 Termination of Restrictions. The restrictions imposed by this Section 10 shall not apply (i) at any time after the closing of the issuance of the Holding Company’s shares of Stock to the public pursuant to an initial public offering registered with the U.S. Securities and Exchange Commission, and (ii) at any time after a Change of Control results in the Stock being converted into the stock of another entity, which stock has a public securities market.

Section 11 — GENERAL PROVISIONS

11.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Employee, any rights that are greater than those of a general creditor of the Holding Company.

11.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Holding Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Holding Company or a Subsidiary, for military

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service or sickness, or for any other purpose approved by the Holding Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Holding Company, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

11.3 Restrictions on Distribution of Stock. The Committee may require persons receiving Stock pursuant to any Award under the Plan to represent to and agree with the Holding Company in writing that the individual is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Holding Company’s shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

11.4 Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Award recipient otherwise than by will or by the laws of descent and distribution, and Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option or of Restricted Stock before applicable restrictions have lifted, or the levy of any process upon an Award, shall be null, void and without effect.

11.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Holding Company from adopting other compensation arrangements.

11.6 Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Holding Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee. Award recipients shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

11.7 No Right to Employment. Neither the action of the Holding Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Holding Company or any Subsidiary.

11.8 Change of Control. If granted by Committee in the Award Agreement, in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and the Restriction Period for any Restricted Stock Award shall end.

11.10 Option Recipients are Not Shareholders Until Option is Exercised. The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Holding Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

11.11 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

11.12 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Commonwealth of Kentucky.

Section 12 — TAXES

12.1 Tax Withholding. All Award recipients shall make arrangements satisfactory to the Committee to pay to the Holding Company at the time of exercise any federal, state or local taxes required to be withheld with respect to such shares. If such Award recipient shall fail to make such tax payments as are required, the Holding

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Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Award recipient.

12.2 Share Withholding. If permitted by the Committee in or pursuant to an Award Agreement, the tax withholding obligation may be satisfied by the Holding Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

Section 13 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the Board adopts the Plan

Section 14 — TERM OF PLAN

Unless terminated earlier by the Committee, no Award shall be granted under the Plan more than ten years after the Effective Date as defined in Section 13.

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Appendix B

PORTER BANCORP, INC.

2006 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

ARTICLE 1. PURPOSE.

The purpose of this 2006 Non-employee Directors Stock Ownership Incentive Plan (“Plan”) is to advance the interests of Porter Bancorp, Inc., a Kentucky corporation (“Company”), and its subsidiaries, by providing non-employee directors of the Company and its principal subsidiary, PBI Bank, Inc. with an ownership interest in the Company. The Plan is also intended to enhance the Company’s ability to attract and retain persons of outstanding ability to serve as directors of the Company and the Bank.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. As used in the Plan, the terms defined parenthetically, immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

(a) “Award” shall mean a grant of Options or of Restricted Stock under Section 5 of the Plan.

(b) “Award Date” shall mean (i) in 2006, the date on which the Company’s registration statement for an initial public offering of its Shares is declared effective by the Securities and Exchange Commission, and (ii) in subsequent years, the first business day of the first calendar month after the date of the Company’s annual meeting of shareholders.

(c) “Bank” shall mean PBI Bank, Inc., a wholly owned subsidiary of the Company.

(d) “Board” shall mean the Board of Directors of the Company or the Bank, as the case may be.

(e) “Change of Control” means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (iii) the persons who were members of the Board of the Company immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a merger, consolidation, share exchange, sale or other disposition of the Bank, or to a partial or complete liquidation, sale of assets, or otherwise.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, together with any regulations promulgated thereunder.

(g) “Committee” shall mean the committee described in Section 3.1.

(h) “Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary of the Company.

(i) “Disability” shall mean a physical or mental infirmity that the Committee determines impairs the Director’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(j) “Effective Date” shall mean the date described in Section 6.1.

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(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” of the Shares shall mean, as of any Award Date, the closing sale price of the Shares as reported on the NASDAQ National Market, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the NASDAQ National Market, the Fair Market Value of the Shares as of an Award Date shall be determined in good faith by the Committee by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

(m) “Option” shall mean an option to purchase Shares granted pursuant to Article 5.

(n) “Optionee” shall mean a person to whom an option has been granted under the Plan.

(o) “Option Agreement” shall mean an agreement evidencing the grant of an Option, as described in Section 5.2.

(p) “Option Exercise Price” shall mean the purchase price per Share subject to an Option, which shall be (i) with respect to the Awards made on the first Award Date, the price at which Shares are sold to investors in the Company’s initial public offering of Shares and (ii) thereafter, the Fair Market Value of the Share on the Award Date.

(q) “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(r) “Plan” shall mean this Porter Bancorp, Inc. 2006 Non-employee Directors Stock Ownership Incentive Plan as the same may be amended from time to time.

(s) “Shares” shall mean the Company’s Common Shares.

(t) “Subsidiary” shall mean, with respect to any Company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such Company.

(u) “Withholding Taxes” shall mean all federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any option exercise, if any.

(v) “Restriction Period” shall mean the period of time from the Grant Date of a restricted Stock Award to the date when the restrictions placed on the Award in the Award Agreement lapse.

(w) “Restricted Stock Award” or “Restricted Stock” shall mean Stock which is granted under Section 5 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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ARTICLE 3. ADMINISTRATION.

3.1 The Committee. The Plan is designed to operate automatically and not require administration. However, to the extent administration is required, it shall be provided by the Board of Directors of the Company (the “Committee”).

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

(a) construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

(b) establish, amend and rescind rules and regulations for the Plan’s administration.

To the extent permitted by law, Rule 16b-3 promulgated under the Exchange Act, and the rules of the NASDAQ Stock Market, the Committee may delegate its authority as identified herein.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, the Directors and their estates and beneficiaries.

3.4 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16 of the Exchange Act, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee. In all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3.5 Section 409A Compliance. It is the intention of the Company that the Plan not be subject to Section 409A of the Code and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, would be found to subject the Plan to Section 409A of the Code, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee. In all events the Plan shall be construed in favor of its meeting the requirements of Section 409A of the Code.

ARTICLE 4. SHARES AVAILABLE UNDER THE PLAN.

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance upon the exercise of options is 400,000 Shares. Any Shares issued under the Plan will consist of authorized and unissued Shares. If and to the extent options shall expire or terminate for any reason without having been exercised in full, the Shares associated with such Awards to the extent not fully exercised shall again become available for Awards under the Plan.

4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of Shares or other stock or securities subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Directors and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or other stock or securities subject to any Award shall always be a whole number. Any adjustment of an Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code (even though such section is not otherwise applicable). If any adjustment under this Section would create a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan shall be the next lower number of Shares, rounding all fractions downward. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class,

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shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

ARTICLE 5. AWARDS.

5.1 Automatic Grant of Awards.

(a) Subject to the terms and provisions of the Plan, on each Award Date on or after May 16, 2012: (a) each Director of the Company shall automatically receive a Restricted Stock Award equal to $25,000 divided by the Fair Market Value on the Award Date, and (b) each Director of the Bank who is not a Director of the Company shall automatically receive a Restricted Stock Award equal to $5,000 divided by the Fair Market Value on the Award Date. The Company shall issue, in the name of each Director who is granted a Restricted Stock Award hereunder, a certificate for the shares of Stock granted in the Award (subject to Section 5.7), as soon as practicable after the grant date. The Company shall hold such certificates for the Director’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement. Before the Restriction Period lapses, Section 5.7 shall apply.

(b) On each Award Date prior to 2008 (a) each Director of the Company automatically received an option to purchase 5,000 Shares, and (b) each Director of the Bank automatically received an option to purchase 1,000 Shares. The options granted under the Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

5.2 Vesting of Awards.

(a) Restricted Stock Awards. Subject to Section 5.7,

(i)	for each Restricted Stock Award with an Award Date on or before December 31, 2012, the Restriction Period shall end, and the Award shall vest, with respect to one-sixth of the Restricted Stock Awarded on each six month anniversary of the Award Date;

(ii)	for each Restricted Stock Award with an Award Date after January 1, 2013, the Restriction Period shall end, and the Award shall vest in its entirety on December 31 of the calendar year in which the Award Date occurs;

provided, however, that no Restricted Stock Award shall vest pursuant to this Section 5.4(a) unless the Director continues to serve as a member of the Board as of the applicable vesting date. When a Director ceases to serve as a member of the Board for any reason, the Director shall forfeit all shares of Restricted Stock which have not yet vested pursuant to this Section 5.2(a).

(b) Options. Subject to Sections 5.4 and 5.7, each Option shall vest and become exercisable with respect to one-sixth of the Shares subject thereto on each six month anniversary of the Award Date; provided, however, that the Director continues to serve as a member of the Board as of such dates. If a Director ceases to serve as a member of the Board for any reason, the Director shall have no rights with respect to that portion of an option which is not then vested pursuant to the preceding sentence and the Director shall automatically forfeit that portion of the Option that remains unvested.

5.3 Award Agreement. Each Award shall be evidenced by an Award Agreement that is an Option Agreement or a Restricted Stock Agreement, as appropriate. Each Option Agreement shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing of Awards, including provisions dealing with exercisability, forfeiture or termination of such Awards. Each Restricted Stock Award Agreement shall reflect the number of shares awarded, the grant date, and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing or vesting of Awards.

5.4 Duration of Options. Subject to Section 5.6, each Option shall expire on the fifth (5th) anniversary of the Award Date on which it was granted.

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5.5 Method of Option Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. Shares purchased pursuant to the exercise of an option shall be paid in full upon such exercise by any one or a combination of the following: (i) in cash; (ii) in Shares owned by the Optionee (or jointly by the Optionee and his or her spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net Shares (those equal in value to the difference between the Option Exercise Price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of Shares subject to the Option having an aggregate Fair Market Value equal to the aggregate Option Exercise Price; or (iv) by any combination thereof. The written notice pursuant to this Section 5.5 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company or withheld as payment of the Option Exercise Price shall be valued at their Fair Market Value on the date preceding the date of exercise. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.

5.6 Exercise of Options Following Termination of Director Relationship. If a Director for any reason other than death or Disability shall cease to be a member of the Board, the outstanding Options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time before the earlier of the expiration date of the options or the date that is ninety (90) days after the date on which such Director ceases to be a member of the Board. If a Director shall cease to be a member of the Board by reason of death or Disability, the outstanding options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time before the earlier of the expiration date of the Options or the date that is the first anniversary of the Director’s death or Disability. Options may be exercised as provided in this Section 5.6 (x) in the event of the death of a Director, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (y) in the event of the Disability of a Director, by the Director, or if such Director is incapacitated, by his legal representative.

5.7 Rights With Respect to Restricted Stock.

(a) Rights and Limitations During Restriction Period. Subject to the terms and conditions of the Award Agreement, a Director to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. Any attempt by a Director to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.

(b) Effect of Termination of Employment. Unless otherwise provided in the Award Agreement, in the event of a Director’s Termination of Employment during the Restriction Period for any reason, the Director’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

(c) Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in this Section 5 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire and the Company shall deliver any certificates evidencing the Stock to the Director.

(d) Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Director’s ownership of the stock free of restrictions has been issued.

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5.8 Effect of Change of Control. Notwithstanding anything contained in the Plan or an Award Agreement to the contrary, in the event of a Change of Control, (i) the Restriction Period for all Restricted Stock not yet forfeited shall immediately end; (ii) all options outstanding on the date of such Change of Control shall become immediately and fully exercisable and (iii) an Optionee will be entitled to receive, in lieu of the exercise of any Option or portion of an Option to the extent not yet exercised, a cash payment in an amount equal to the difference between the aggregate Option Exercise Price and (A) in the case of a tender offer or exchange offer, the final offer price paid per Share, multiplied by the number of Shares covered by the Option, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the Shares covered by the Option. The Company shall pay any cash payment under this Section 5.7 on the 7th day following the occurrence of the Change of Control.

ARTICLE 6. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION.

6.1 Effective Date. The Plan shall be effective upon the approval by the affirmative vote of the holders of a majority of the securities of the Company represented in person or by proxy, and entitled to vote, at a meeting of shareholders of the Company at which the Plan is submitted for approval.

6.2 Termination Date. The Plan shall terminate on the earliest to occur of (a) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards or (b) such other date as the Board may determine in accordance with Section 6.3.

6.3 Amendment, Modification and Termination.

(a) Except as provided in Section 6.3(b), the Board may, at any time, amend, modify or terminate the Plan.

(b) Extend the duration of an Option, unless and until the Committee determines that such extension does not cause the Option to cease to be exempt from Code Section 409A because it does not constitute a deferral of compensation that would subject the Option to the excise taxes provided under Code Section 409A; or

(c) Without the approval of shareholders of the Company, no amendment, modification or termination may:

(i)	materially increase the benefits accruing to Directors under the Plan;

(ii)	increase the total number of Shares that may be issued under the Plan, except as provided in Section 4.2; or

(iii)	modify the eligibility or other requirements to receive an Award under the Plan.

6.4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Optionee.

ARTICLE 7. NON-TRANSFERABILITY.

Except as otherwise provided in this Article 7, no Option shall be transferable by a Director other than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Director’s lifetime, only by the Director (or, in the event of the Director’s legal incapacity or incompetency, the Director’s guardian or legal representative). A Director may transfer all or part of a Nonqualified Stock Option to (i) the Director’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of the Director and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Director and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Director only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Article 7 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and the conditions to exercise of an Option upon Termination of Director Relationship or otherwise provided in this Plan shall be applied with respect to the original Director. However, for purposes of exercising the Option, the term Director shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 5.6, references to a Director shall be deemed to refer to the transferee, the

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personal representative of the transferee’s estate, or after final settlement of the transferee’s estate, the successor or successors entitled thereto by law.

ARTICLE 8. NO RIGHT OF REELECTION.

Neither the Plan nor any action taken under the Plan shall be construed as conferring upon a Director any right to continue as a director of the Company, to be renominated by the Board or to be reelected by the shareholders of the Company.

ARTICLE 9. WITHHOLDING.

Upon the exercise of an Option (a “Taxable Event”), the Optionee shall pay the Withholding Taxes, if any, to the Company before the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay any Withholding Taxes to the Company, the Optionee may make a written election (the “Tax Election”) to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

ARTICLE 10. INDEMNIFICATION.

No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. All members of the Board, the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11. SUCCESSORS.

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12. GOVERNING LAW.

To the extent not preempted by federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

*  *  *  *  *

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REVOCABLE PROXY

PORTER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

2500 EASTPOINT PARKWAY

LOUISVILLE, KENTUCKY 40223

May 22, 2013, 9:00 A.M. EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PORTER BANCORP, INC.

The undersigned hereby appoints Phillip W. Barnhouse and Stephanie R. Renner attorneys-in-fact and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on May 22, 2013 at 9:00 a.m. E.D.T., and at any adjournments or postponements of the Annual Meeting, and to vote as specified on the reverse all shares of the Common Stock of Porter Bancorp, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PORTER BANCORP, INC.

May 22, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.pbibank.com under “Investor Relations.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE LISTED DIRECTORS AND

FOR PROPOSALS 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

☐ FOR ALL NOMINEES: ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

1. ELECTION OF DIRECTORS:

   Nominees for a term of one year:

Nominees:

O Maria L. Bouvette

O David L. Hawkins

O W. Glenn Hogan

O Sidney L. Monroe

O William G. Porter

O John T. Taylor

O Stephen A. Williams

O W. Kirk Wycoff

		2. NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. 3. APPROVAL OF AMENDMENT TO EMPLOYEE STOCK INCENTIVE PLAN.	FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

		4. APPROVAL OF AMENDMENT TO NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN	☐	☐	☐
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold, as shown here: ¢	5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF IT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED DIRECTORS, FOR PROPOSALS 2, 3 and 4, AND AGAINST PROPOSAL 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Shareholder Date:		Signature of Shareholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.